                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT


          This Purchase Agreement (this "Agreement") is made and entered into as
                                         ---------
of June 20, 1995, by and among Amtech Corporation, a Texas corporation,

("Purchaser"), Cardkey Systems, Inc., an Oregon corporation ("Cardkey US"),
-----------                                                   ----------
Cardkey Systems, Ltd., a United Kingdom corporation ("Cardkey UK"), and Cardkey
                                                      ----------
Sicherheitssysteme GmbH, a German corporation and wholly-owned subsidiary of Cardkey UK ("Cardkey Germany"), and Assa Abloy AB, a Swedish Corporation
             ---------------
("Shareholder").
-------------

                                  WITNESSETH:
                                  ----------

          WHEREAS, the above-mentioned Cardkey entities and Cardkey Systems Pacific Pty PTE, an Australian corporation and wholly-owned subsidiary of Cardkey US ("Cardkey Australia")(collectively, "Sellers") and Shareholder,
             -----------------                  -------
through its ownership of Sellers, are in the business of manufacturing, distributing, and selling certain electronic access control ("EAC") products;

          WHEREAS, Sellers and Shareholder desire to sell to Purchaser, and Purchaser, acting through one or more controlled subsidiaries (such controlled subsidiaries are referred to herein as "Purchaser's designee"), desires to purchase from Sellers, certain of the assets of Sellers related to the EAC business and the issued and outstanding capital shares of Cardkey Australia from Shareholder;

          WHEREAS, the Shareholder, directly or indirectly, owns all of the issued and outstanding capital shares of the various Sellers; and

          WHEREAS, Purchaser has requested that the Shareholder enter into this Agreement as a condition and inducement to Purchaser's execution hereof, and the Shareholder has agreed to do so;

          WHEREAS, Purchaser has previously transferred to Shareholder a good faith deposit in the amount of $200,000, which is to be held in an interest bearing account by Shareholder, and disposed of as provided for in Section
                                                                   -------
2.1(a) and Section 10.3 of this Agreement (such funds including accrued interest
------     ------------
are referred to herein as the "Good Faith Deposit");

          WHEREAS, the chief executive offices of the Sellers are currently located in New York, N.Y., and New York, N.Y. will be the sole place of business of the Sellers in the United States after the Closing; and

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:
                                   ARTICLE I
                               Purchase and Sale

          1.1  Agreement to Purchase and Sell.  Sellers agree to convey,
               ------------------------------
transfer, assign, and deliver to Purchaser (or Purchaser's designee), and Purchaser, either directly or indirectly, agrees to purchase and take at the Closing (as such term is defined in Article 3 hereof), the Assets (as
                                    ---------
hereinafter defined).  Subject to the provisions of Section 1.2, the "Assets"
                                                    -----------
shall mean, without limitation, the assets and properties listed on Exhibit A
                                                                    ---------
attached hereto and all other of Sellers' and (to the extent any of such assets or properties are held directly by Shareholder), Shareholder's assets and properties used in the access control business of Sellers as of the date hereof, or acquired or assumed by Sellers or Shareholder thereafter in the ordinary course of business and so used, wherever located, other than assets disposed of in the ordinary course of business to a third party, and specifically including:

            (a) All inventories (excluding obsolete inventories), including finished goods, work in process or raw materials, goods in manufacture by third parties, materials, supplies, and accounts receivable;

            (b) All tangible and intangible intellectual property, including but not limited to patents, trade secrets, the names "Cardkey," "Cardkey Reflection," "Pegasys" and other trade marks, tradenames, service marks, copyrights, mask work registrations, and the like, all technical documentation in whatever form, owned or licensed by or on behalf of Sellers to enable any of them to conduct their business worldwide, all rights and benefits under all non-disclosure, noncompete, and confidentiality provisions that any Seller is the beneficiary of, all of the foregoing without payment of royalty to any third party;

            (c) All furniture and other personal property, fixtures, equipment and software (whether in source or executable code);

            (d) All agreements, contracts, leases, instruments, arrangements and commitments (and all amendments, supplements, and modifications thereto) listed in the Schedules to Section 4.14;
                                         ------------

            (e) All prepayments of any nature relating to the Assets or the Assumed Liabilities (as such term is defined in Section 1.3);
                                                     -----------

            (f) All customer and prospect lists, and all books and records of Sellers' access control business and all confidential and proprietary information of Sellers;

            (g) All rights under third party contracts for development of any hardware or software product and all warranties made by third parties in favor of the Shareholder or any of the Sellers and relating to the Sellers' access control business;

            (h) All the issued and outstanding securities (the "Cardkey Australia Shares") of Cardkey Australia;

            (i) All goodwill relating to the access control business of Sellers and the Shareholder; and

            (j) All books and records relating the access control business being acquired.

            (k)  All other assets necessary or incidental to the foregoing.

            To the extent that the sale, conveyance, transfer or assignment of any agreement, permit, lease, contract or other document or instrument requires the consent of any person other than Purchaser or Sellers, neither Section 1.1
                                                                   -----------
or any other provision of this Agreement shall constitute an agreement to effect the sale, conveyance, transfer or assignment thereof if such action would constitute a breach thereof or would be ineffective unless and until such consent or waiver of such person has been obtained. From the Closing until the date such sale, conveyance, transfer or assignment is effective, Sellers shall make available to Purchaser the economic and practical benefits of any such agreement, permit, lease, contract or other document or instrument. Nothing herein shall relieve Sellers from providing those consents required to be delivered pursuant to Section 3.2(f); however, if a third party consent cannot
                      --------------
be obtained at Closing (as hereinafter defined) because of reasons outside the parties' control and the economic and practical benefits of any such agreement, permit, lease, contract, or other document or instrument are made available to Purchaser as determined by Purchaser in its sole discretion (but acting in good faith) the parties agree in good faith to accomplish the Closing without such third party consent having been obtained.

            Sellers shall convey to Purchaser (or Purchaser's designee) good and marketable title to the Assets being sold and purchased hereunder free and clear of any liabilities obligations, liens, claims, encumbrances or contingencies of any nature (collectively, "Encumbrances"), except as expressly provided for herein.

     1.2  Excluded Assets.  The Assets shall exclude any assets or properties of
          ---------------
Sellers listed on Exhibit B hereto (the "Excluded Assets").
                  ---------              ---------------
     1.3  Assumed Liabilities.  It is understood and agreed that neither the
          -------------------
Purchaser nor its designee intends to, and neither shall, assume any obligation or liability of Sellers or Shareholder of any character whatsoever, other than the Assumed Liabilities. "Assumed Liabilities" as used in this Agreement means the liabilities listed on Exhibit C and any other liabilities Purchaser's
                          ---------
designee expressly agrees in writing to assume. It is understood and agreed that neither Purchaser nor its designee will assume any of the liabilities or obligations listed on Exhibit B.
                      ---------
     1.4  Special Real Estate Arrangements. As noted below under Section 3.2(j)
          --------------------------------                       --------------
and Section 3.4(c), Purchaser's designee agrees, inter alia, to assume the
    --------------                               ----------
leasehold at 22 Stadium Way, Reading, England. As an inducement to Purchaser's designee, Shareholder agrees to pay to Purchaser (or its designee) an amount equal to 50% of the difference, if a positive number, obtained from subtracting
(i) any income derived by Purchaser (or its designee) for renting the property to an party not affiliated with Purchaser during the 36 months, beginning the first day of the calendar month following the effective date of the Closing, from (ii) the lease amounts paid by Purchaser (or its designee) to the property's landlord during the 36 months, beginning the first day of the calendar month following the effective date of the Closing. This calculation shall be made for each month during the 36 month period. Shareholder acknowledges that Purchaser (and its designee) shall have complete authority to attempt to sublease the 22 Stadium Way property and shall have complete discretion as to the terms and conditions of any sublease relating thereto.

     Purchaser (or its designee) shall within 30 days of the end of each month during the 36 month period provide to Shareholder an invoice for any amounts required to be paid under the provisions of the preceding paragraph with respect to the relevant month. Such invoice shall be accompanied by such documentation as Shareholder may reasonably request. Shareholder shall pay such invoiced amounts within 30 days of receipt of the invoice.

     If the subtraction described above produces a negative amount for any particular month, no amounts shall be paid by Shareholder with respect to such month. Fifty percent of any negative amounts resulting from this calculation for any month during the 36 month period shall, at the end of the 36 month period, be netted against the amounts paid by Shareholder pursuant to this Section. Purchaser shall pay to Shareholder the amount, if any, by which 50% of the aggregate of such negative amounts exceed the amounts paid by Shareholder pursuant to this Section.

     1.5  Special Simi Valley Sublease Arrangements. As noted in Section 3.2(d),
          -----------------------------------------              --------------
Cardkey UK and Purchaser's designee shall at or prior to the Closing enter into a sublease relating to the Simi Valley Property. The parties propose to execute a Sublease Agreement substantially in the form of Exhibit J attached hereto.
                                                  ---------
Prior to the Closing, the parties agree to negotiate the details of the Sublease Agreement in good faith, consistent with the following principles: (i) Purchaser's designee's sublease and occupancy of such portion of the Simi Valley property as corresponds to its needs shall extend so long as Cardkey US is bound by the leasehold of such property; the rent to be paid by Purchaser's designee shall be at a fair market rate for the quantity and type of space needed to conduct its business in Simi Valley; Cardkey US and Purchaser's designee shall utilize their best efforts to terminate the underlying lease at the earliest practicable date coinciding with the initial term of Purchaser's designee's desired occupancy term; and neither Purchaser nor its designee shall be responsible for any financial obligations under the underlying lease (such as, for example, balloon payments for excess buildout allowances), other than the agreed-to lease payments and ordinary course of business operating expenses.

     1.6  Special U.K. Pension Plan Arrangements. Shareholder and Sellers, on
          --------------------------------------
the one hand, and Purchaser, on the other hand, agree that they will work together in a cooperative fashion between the date hereof and the Closing to locate an insurance company (or other suitable third party) and to cause such insurance company (or other suitable third party) to assume the obligations under the Cardkey U.K. defined benefit pension plan. Shareholder and Sellers, on the one hand, and Purchaser, on the other hand, each agree to split on a 50-50% basis the costs, if any, associated with such third party's assumption of the obligations under such plan (up to an aggregate cost of $100,000). If such aggregate costs are determined to be more than $100,000 or the parties are unable to locate a third party to assume such obligations, then the parties shall negotiate in good faith to find a mutually agreeable solution.

                                  ARTICLE II
                                Purchase Price

     2.1  Consideration. Subject to adjustment as set forth in Sections 2.3 and
          -------------                                        ----------------
2.4 below, the aggregate consideration to be paid by Purchaser for the Assets
---
shall be the aggregate of (a) and (b) of this Section 2.1 and be payable as
                                              -----------
follows (all currency amounts stated in this Agreement are U.S. dollars):

           (a) Purchaser shall pay to Sellers at the Closing by wire transfer in immediately available United States funds, $165,000 plus the amount of the Net Book Value of Sellers' assets to be acquired and liabilities to be assumed relating to their access control business as determined from reference to Exhibit A, Exhibit B, Exhibit C, and Exhibit D attached
                  ---------  ---------  ---------      ---------
     hereto, relating to the assets to be acquired and liabilities to be assumed, dated March 31, 1995 (collectively, the "Unaudited Closing Balance Sheets"), minus the amount of the Good Faith Deposit (which Sellers may convert to their account upon the Closing). As used in this Agreement, "Net Book Value" shall mean the net amount obtained from subtracting the amounts designated as "Liabilities" to be assumed by Purchaser's designee from the amounts designated as "Assets" to be acquired by Purchaser's designee, in each case, as reflected on the applicable balance sheet. For purposes of such determination, any intra-company accounts between or among Sellers or any of them and Shareholder shall be reconciled and netted-out.

           (b) Purchaser's designee(s) shall deliver to Sellers at Closing a Promissory Note (herein so called) in the original principal amount of $6 million in the form of Exhibit E hereto, which shall be payable in two $3
                            ---------
     million cash payments on March 31 of each of 1997 and 1998 and guaranteed by Purchaser pursuant to the form of Guaranty attached hereto as Exhibit F;
                                          --------                    ---------
     provided, that, Purchaser may at its option, in lieu of the 1998 payment, make a payment of $2 million on March 31, 1996. The payments under such promissory note shall be secured by Purchaser as provided in the form of Escrow Agreement attached as Exhibit G hereto (the "Escrow Agreement").
                                  ---------
     2.2  Taxes. All sales, use, transfer, excise, and other such taxes arising
          -----
out of the sale of the Assets shall be borne by Purchaser and not by Sellers and Shareholder. This Section 2.2 is not intended to vitiate the indemnity being
                  ------------
provided by Sellers and Shareholder in Section 9.1(e).
                                       --------------

     2.3  Purchase Price Adjustment.
          -------------------------
     (a) The amounts payable by Purchaser to Sellers for the Assets as set forth in Section 2.1(a) above shall be adjusted as provided for in this Section
         -------------                                                  -------
2.3. Within 45 days of the Closing, Sellers (with cooperation from Purchaser)
---
shall cause an audited balance sheet dated as of the date of Closing of the Sellers ("Audited Closing Balance Sheet") and related audited consolidated statements of earnings and cash flows covering the period subsequent to December 31, 1994, and until the Closing (collectively, the "Audited Closing Financial Statements") to be prepared by Coopers & Lybrand or such other "Big 6" accounting firm as may be agreed to by the parties in accordance with U.S. generally accepted accounting principles, applied in a manner consistent with the principles used in preparing the Unaudited Closing Balance Sheets. The Audited Closing Balance Sheet shall reconcile and net-out any intra-company accounts between or among Sellers or any of them and Shareholder. The Audited Closing Balance Sheet shall be accompanied by such ledgers and other accounting records that support the information set forth in the Audited Closing Balance Sheet as Purchaser shall reasonably request. The Audited Closing Balance Sheet shall convert all foreign currency amounts to U.S. dollars at the exchange rate in effect on the Closing Date, as reported in the Wall Street Journal as of the
                                                  -------------------
Closing Date.

Purchaser shall within 30 days of its receipt of the Audited Closing Balance Sheet, inform Sellers whether it disputes any aspect of the Audited Closing Balance Sheet. The parties shall work together in good faith to resolve any disagreements relating to the Audited Closing Balance Sheet within 45 days of the delivery of the Audited Closing Balance Sheet to Purchaser. In the event the parties are unable to resolve any such dispute, the dispute shall be resolved in accordance with the provisions set forth in Section 2.3(c).
                                                        ---------------

     (b)  The cash consideration to be paid pursuant to Section 2.1(a) shall be
                                                        -------------
adjusted to equitably account for changes in Net Book Value reflected on the Audited Closing Balance Sheet, as determined from a comparison of the Unaudited Closing Balance Sheets and the Audited Closing Balance Sheet. Within 30 days of the delivery of the Audited Closing Balance Sheet to Purchaser, an appropriate payment shall be made by Purchaser to Sellers, or vice versa, as applicable, to reflect the adjustment in Net Book Value. Such payment shall bear interest from the date of Closing until paid at a rate of interest equal to the rate of interest being paid with respect to six month U.S. Treasury bills, as reported in the Wall Street Journal as of the Closing date.
       -------------------

     (c) In the event the parties are unable to resolve any such dispute within such 40 business day period the dispute shall be submitted to Price Waterhouse or such "Big Six" accounting firm as may be mutually agreeable to the parties. For this purpose either party may sign and send an appointment letter in the form set out in Appointment Letter attached hereto as Exhibit H. Such
                                                      ---------
accounting firm shall act as an expert for the benefit of the parties. The conclusions of such accounting firm, which shall be given within a sixty (60) day period from the date of its appointment, shall be final, binding, and non-appealable. The fees and expenses of such accounting firm shall be borne equally by the Purchaser, on the one hand, and the Sellers, on the other hand.

     2.4  Accounts Receivable.
          -------------------

     (a) Purchaser (or its designee) shall use reasonable efforts to collect the outstanding accounts receivable included in the Assets and reflected on the Audited Closing Balance Sheet (the "Accounts Receivables"). For purposes of this Section 2.4(a), "reasonable efforts" shall mean those actions customarily
     --------------
taken by Purchaser (or its designee) in the normal course of the conduct of the acquired company's business to collect outstanding accounts receivable. Upon the request of Sellers or Shareholder with respect to individual accounts receivable, "reasonable efforts" shall also include the initiation of litigation and the suspension of supplies, to the extent such actions are customarily taken by Purchaser (or its designee) in the normal course of the conduct of the acquired company's business.

     (b) Payment of the Accounts Receivables shall be applied as directed by the customer. Purchaser undertakes to advise its customers that payment is preferred to be applied to the oldest invoice. Purchaser shall provide Sellers with a monthly report (in the form and with the content produced by the acquired company's accounting systems in the normal course of business) relating to the collection of the Accounts Receivables. If Purchaser, or its designee, in Sellers' reasonable opinion, is not collecting the Accounts Receivable in the manner prescribed in 2.4(a) above, Sellers, as attorneys in fact for Purchaser, may, with Purchaser's prior written consent (not to be unreasonably withheld), at Seller's own expense initiate litigation with respect to individual accounts receivable and take all other actions necessary to enforce the collection of such accounts receivable.

     (c) Sellers and Shareholder jointly and severally guarantee the collectability of 90% of the net (of the allowance for doubtful accounts reflected on the Audited Closing Balance Sheet) accounts receivable reflected on the Audited Closing Balance Sheet. If, by a date that is twelve (12) months after Closing, Purchaser has not collected an amount that is equal to or greater than 90% of the aggregate amount of the face amounts of such accounts receivable (net of the allowance for doubtful accounts), then Sellers and Shareholder agree, jointly and severally, to immediately reimburse Purchaser for the difference between the amount actually collected by Purchaser and 90% of the aggregate amount of such accounts receivable (net of the allowance for doubtful accounts). Upon reimbursement, Purchaser shall transfer to Sellers or their designee all rights to collect payment for an amount of uncollected accounts receivable (chosen according to the oldest uncollected accounts receivable) equal to the amount for which Sellers and Shareholder have reimbursed Purchaser as provided in the immediately preceding sentence. Furthermore, at Purchaser's option, Sellers and Shareholder shall either: (i) reimburse Purchaser for fifty percent (50%) of the amount of the uncollected accounts receivable (for purposes of determining the "amount of the uncollected accounts receivable" any accounts receivable for which Purchaser has been reimbursed as provided for in the second preceding sentence will be deemed to have been collected), the right to collect payment for such uncollected accounts receivable still remaining with Purchaser or (ii) purchase the uncollected accounts receivable for a consideration of seventy-five percent (75%) of the amount of such uncollected accounts receivable (for purposes of determining the "amount of the uncollected accounts receivable" any accounts receivable for which Purchaser has been reimbursed as provided for in the second preceding sentence will be deemed to have been collected), all rights to collect payment for such uncollected accounts receivable being transferred to Sellers or their designee. Reimbursement or consideration to be paid to Purchaser under this Section 2.4, if any, shall in the first instance be paid by
                     -----------
Sellers or Shareholder through set-off from the balance of the Purchase Price to be paid by Purchaser pursuant to Section 2.1(b) above.
                                 --------------

     2.5  Allocation of Purchase Price.  Purchaser, Sellers and Shareholder
          ----------------------------
agree that the purchase price for the Assets shall be allocated as set forth in

Exhibit I hereto.
---------

                                  ARTICLE III
                                    Closing

     3.1  Time and Place.  The closing (the "Closing") shall take place on July
          --------------                     -------
31, 1995, in either Dallas, Texas or Simi Valley, California, as mutually agreed to by the parties.

     3.2  Closing Deliveries by Sellers and Shareholder.  At the Closing,
          ---------------------------------------------
Sellers and Shareholder, if applicable, shall deliver to Purchaser the following documents:

          (a)  an Assignment and Bill of Sale with respect to the Assets;

          (b) duly executed instruments of assignment of the intellectual property included in the Assets;

          (c) duly executed and acknowledged instruments of assignment of the real property leased by the Sellers included in the Assets;

          (d) a Sublease Agreement in the form of Exhibit J hereto relating to
                                                  ---------
     the Simi Valley Property (the "Simi Valley Sublease Agreement");

          (e) an opinion from counsel for Sellers and the Shareholder in the form and substance reasonably acceptable to Purchaser;

          (f) all consents, approvals and authorizations of third parties specified by Purchaser and required to be obtained by the Sellers in order to effect the transactions contemplated hereby;

          (g) releases of any liens, claims, or encumbrances on any of the Assets;

          (h) a listing of all of the fixed assets included in the Assets and reflected on the Unaudited Closing Balance Sheets;

          (i) certificates representing the Cardkey Australia Shares and appropriate stock transfer powers relating thereto and the corporate minute books and other corporate records of Cardkey Australia and such other evidence that Purchaser may reasonably request demonstrating that Cardkey Australia is a duly organized and validly existing corporation organized under the laws of Australia;

          (j) assignments executed by the Sellers relating to the real estate leases included in the Assets, including the Reading, England building locations at 22 and 23 Stadium Way and the Canadian building location;

          (k)  the Escrow Agreement; and

          (l) all such executed documents as may be required to change the names of Sellers to other names bearing no similarity to the Sellers' names prior to Closing, including, without limitation, valid and enforceable amendments to the charter documents of the Sellers providing for such change of name and appropriate name change notices for each state or jurisdiction in which the Sellers are qualified to transact business.

     3.3  Closing and Post-Closing Filings.  At or after the Closing, and
          --------------------------------
without further consideration, Sellers shall at Sellers' and Shareholder's expense execute and deliver to Purchaser such further instruments of conveyance and transfer as Purchaser may reasonably request in order more effectively to convey and transfer to Purchaser any of the Assets, or for aiding, assisting, collecting and reducing to possession any of the Assets and exercising rights with respect thereto. After the Closing, situations may arise where Purchaser determines that instruments of conveyance and transfer have not been made and that are required to be made to effectively convey and transfer to Purchaser certain of the Assets. Purchaser shall notify Shareholder of these situations, and Shareholder shall at its expense cause Sellers (or their successors-in-interest) to execute and deliver such instruments of conveyance and transfer. If Shareholder fails to make or cause such filings to be made, then Purchaser and Purchaser's designee, as attorneys-in-fact for Sellers, may, after prior written notice to Shareholder, at Sellers' and Shareholder's expense file all such instruments of conveyance and transfer. Purchaser and its designee shall provide copies of all such filings to Shareholder.

     3.4  Closing Deliveries by Purchaser.  At the Closing, Purchaser or its
          -------------------------------
designee, as applicable, shall deliver to Sellers the following documents:

          (a) the consideration provided for in Section 2.1;
                                                -----------

          (b) an Assumption Agreement, executed by Purchaser's designee, relating to the Assumed Liabilities, including the real property leased by the Sellers and included in the Assets, including but not limited to the Reading, England leased premises described as 22 and 23 Stadium Way, but specifically excluding the Simi Valley property and the Reading, England property located at 21 Stadium Way;

          (c) the Simi Valley Sublease Agreement;

          (d) the Escrow Agreement;

          (e) the Promissory Note and the Guaranty; and

          (f) an opinion of Purchaser's counsel in form and substance reasonably acceptable to Sellers and Shareholder.

                                   ARTICLE IV
           Representations and Warranties of Sellers and Shareholders

     Sellers and the Shareholder jointly and severally represent and warrant to Purchaser as follows:

     4.1  Organization.  Each Seller is a corporation duly organized, validly
          ------------
existing, and in good standing under the laws of its jurisdiction of incorporation. Each Seller has full power to own its properties and to conduct its business as presently conducted. Each Seller is duly authorized, qualified, or licensed to do business and is in good standing as a corporation in each state or jurisdiction in which any of its Assets are located or in which it conducts business or operations. Set forth on Schedule 4.1 hereto is a listing
                                               ------------
of each Seller, the jurisdiction of its incorporation, and the states or countries where it either owns any assets or is registered, licensed, or qualified to do business.

     4.2  Authority.  Sellers and the Shareholder have all requisite power and
          ---------
authority to execute and enter into this Agreement and all other agreements and instruments contemplated hereby to be executed and delivered by Sellers or the Shareholder (the "Seller Documents") and to perform their obligations hereunder
                  ----------------
and thereunder. The execution, delivery and performance by Sellers and the Shareholder of this Agreement and the Seller Documents have been duly authorized by all necessary action, corporate or otherwise, by Sellers and the Shareholder and this Agreement has been duly executed and delivered and is, and the Seller Documents will be, when executed and delivered by Sellers and the Shareholder, legal, valid and binding agreements of Sellers and the Shareholder, enforceable against Sellers and the Shareholder in accordance with their respective terms.

     4.3  Title; Sufficiency.  The Assets are owned solely by Sellers (or, where
          ------------------
applicable, by Shareholder), and Sellers (or Shareholder) have good and marketable title to the Assets owned by them and valid leasehold interests in all Assets leased by them, in each case free and clear of any Encumbrances. Title to the assets being used by Cardkey Australia shall by the Closing have been conveyed to it from Abloy Security Pty Ltd. All leases of properties or assets included in the Assets are valid, subsisting and effective in accordance with their terms, and the Sellers enjoy peaceful possession of all such properties or assets. Except as provided in Schedule 4.3 hereto, the execution
                                             ------------
and delivery of this Agreement and the Seller Documents by Sellers and the Shareholder are sufficient to convey, and upon the execution and delivery thereof will convey, to and vest in Purchaser good and marketable title to the Assets, free and clear of all Encumbrances. The Assets being conveyed to Purchaser (or its designee) hereunder constitute all of the assets owned, leased, or used by Sellers and Shareholder in the access control business of Sellers, and are of an amount and character sufficient to enable Purchaser (or its designee)to conduct the access control business of Sellers in a manner consistent with the conduct of such business prior to the Closing.

     4.4  Condition of Assets.  The Purchased Assets are fit for the purposes
          -------------------
for which they are presently being used, and are in good condition and repair, ordinary wear and tear excepted. The Assets and the Excluded Assets constitute all of the assets and properties utilized by Sellers in connection with their access control product businesses.

     4.5  No Violation.  Neither the execution or delivery of this Agreement or
          ------------
any of the Seller Documents nor the consummation of the transactions contemplated hereby or thereby, including the conveyance of the Assets to Purchaser, will conflict with or result in the breach of any term or provision of, or violate, or constitute a default under, or result in the creation of, any Encumbrance upon the Assets pursuant to, or give any third party the right to accelerate any obligation under, (i) any charter provision, bylaw, agreement, indenture, deed of trust, instrument, order, law, or regulation to which any of the Sellers or Shareholder is a party or by which any of the Sellers, the Shareholder, or any of the Assets is in any way bound or obligated or (ii) any of the items listed on Schedules 4.14, 4.19, and 4.26 (except as indicated on
                       ------------------------------
such Schedules).

     4.6  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of any of the Sellers or Shareholder in connection with the transactions contemplated by this Agreement, except for applicable filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and applicable filings to the Federal Cartel Office in Germany.

     4.7  Financial Statements. The Shareholder has delivered to Purchaser a
          --------------------
true and complete copy of the unaudited consolidated balance sheet of the Sellers as of March 31, 1995 (the "Unaudited Balance Sheet"), and true and complete copies of the audited consolidated balance sheets of the Sellers as of December 31, 1992, December 31, 1993, and December 31, 1994, and the related consolidated statements of earnings and cash flow for the 12 months then ended (the audited consolidated balance sheets and related statements of earnings and cash flows are referred to herein as the "Audited Financial Statements").
Prior to Closing, the Shareholder will have delivered the latest available unaudited balance sheets and the related consolidated statements of earnings and cash flows for the interim periods after December 31, 1994, and prior to the Closing (the Unaudited Balance Sheet and such unaudited financial statements are collectively refered to as the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements are collectively referred to herein as the "Financial Statements."

     The Audited Financial Statements present (and, upon their delivery to Purchaser, the Unaudited Financial Statements and the Audited Closing Financial Statements (as defined in Section 2.3)) will present fairly the financial
                          -----------
condition of the Sellers at the dates therein specified and the results of their operations for the periods therein specified and, except as described on

Schedule 4.7, have been (and will be) prepared in accordance with (or reconciled
------------
to) U.S. generally accepted accounting principles ("GAAP").

     The Financial Statements do not (and will not) contain any items of a special or nonrecurring nature, except as expressly stated therein. The Financial Statements have been (and will be) prepared from the books and records of the Sellers, which accurately and fairly reflect all the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by the Sellers.

     4.8  Absence of Cardkey Australia Undisclosed Liabilities.  Except as will
          ----------------------------------------------------
be set forth in the Audited Closing Balance Sheet, there is no direct or indirect debt, obligation, or liability (whether absolute, accrued, contingent, liquidated, or otherwise, and whether due or to become due, asserted or unasserted, known or unknown), of Cardkey Australia arising out of any transaction entered into, any act or omission occurring, or any state of facts existing at, or prior to, the Closing other than those incurred in the ordinary course of business.

     4.9  Absence of Material Adverse Change.  Except as set forth on Schedule
          ----------------------------------                          --------
4.9 hereto, since March 31, 1995, there has not been: (i) any material adverse
---
change in the condition (financial or otherwise), results of operations, business, prospects, assets or liabilities (contingent or otherwise) of Sellers or with respect to the manner in which Sellers conduct their business or operations; (ii) any increase in the current liabilities of Sellers except in the ordinary course of business, (iii) any increase in salary or wages of more than five percent or any material increase in bonus, commission or other compensation to any officers, employees or agents of Sellers; (iv) any pending or threatened labor or employee disputes or other material labor problems relating to any employees of Sellers; (v) any default (including, without limitation, any event that with the giving of notice or passage of time would cause a default), termination or threatened termination under (or amendment to) any material agreement, arrangement, contract, lease or license that constitutes a portion of the Assets or any other material contract or agreement relating to Sellers or any of the Assets; (vi) any material theft, damage, destruction, casualty loss, condemnation or eminent domain proceeding affecting any of the Assets, whether or not covered by insurance; (vii) any sale, assignment or transfer of any of the assets of Sellers, except in the ordinary course of business and consistent with past practices;

(viii) any waiver by Sellers of any material rights related to Sellers' access control business or operations or any of the Assets; (ix) any other transactions, agreements, contracts, or commitments entered into by Sellers affecting Sellers' access control business or operations or any of the Assets, except in the ordinary course of business and consistent with past practices; or
(x) any agreement or understanding to do or resulting in any of the foregoing.

     4.10 Taxes.
          -----

     (a) Except as disclosed on Schedule 4.10, all required domestic, foreign,
                                -------------
federal, provincial, local, and other tax returns, notices, and reports (including without limitation income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security, and unemployment tax returns) relating to or involving the access control business of Sellers, the Assets, the Assumed Liabilities, or the employees of Sellers, or any of them, have been accurately prepared and duly and timely filed. All taxes required to be paid with respect to the periods covered by any such returns have been timely paid. The Sellers have remitted to the appropriate tax authority, when required by law to do so, all amounts collected by them on account of any use, value added or excise tax relating to or involving the access control business of Sellers, the Assets, the Assumed Liabilities, or the employees of Sellers, or any of them.

     (b) Except as disclosed on Schedule 4.10, none of the Sellers has any tax
                                -------------
deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax relating to or involving the access control business of Sellers, the Assets, the Assumed Liabilities, or the employees of Sellers, or any of them. No tax audit, action, suit, proceeding, investigation, or claim is now pending nor, to the knowledge of the Shareholder and the Sellers, threatened against any Seller relating to or involving the access control business of any Seller, the Assets, the Assumed Liabilities, or the employees of any Seller, or any of them, and to the knowledge of the Shareholder and the Sellers, no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of the Sellers' tax returns or reports relating to or involving the access control business of any Seller, the Assets, the Assumed Liabilities, or the employees of any Seller, or any of them. Except as disclosed on Schedule 4.10,
                                                                 -------------
all of the tax years for 1994 and prior periods relating to the operations of Cardkey UK have been closed with the U.K. Inland Revenue and other relevant taxing authorities.

     (c) The Sellers have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositaries.

     4.11 Litigation; Investigations.  Except as set forth in Schedule 4.11
          --------------------------                          -------------
hereto, there are currently no pending, and no Seller has knowledge of any threatened, lawsuits, administrative proceedings or reviews, or formal or informal complaints or investigations by any person or governmental authority against or relating to Sellers or any of their directors, employees or agents (in their capacities as such) or any of the Assets or to which any of the Assets is subject. No Seller is subject to any currently existing judgment, order, writ, injunction or decree relating to any of the Assets or the access control business or operations of Sellers.

     4.12 Compliance.  Sellers are currently complying with and have at all
          ----------
times complied with, and the Assets and the use, operation and maintenance thereof comply with and have at all times complied with, and neither Sellers nor any of the Assets nor the use, operation or maintenance thereof is in violation or contravention of, any applicable (including, without limitation, any material radio frequency, tax, environmental, health or employment) statute, law, ordinance, decree, order, rule or regulation of any governmental authority.

     4.13 Environmental Compliance.  None of the leased real property included
          ------------------------
in the Assets are on any federal or state "Superfund" list or has ever been the site of any activity that would violate any federal, state, local or foreign environmental statute or regulation, past or present, including, without limitation, the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S)(S) 9601 et seq.) ("CERCLA"), the Resource
                                             -- ---
Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. (S)(S) 6901 et seq. ("RCRA"), the Clean Air Act, 42
                                         -- ---
U.S.C. (S)(S) 7401 et seq., the Clean Water Act of 1977, 33 U.S.C. (S)(S) 1251
                   -- ---
et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq., and
-- ---                                                           -- ---
all other federal, state, local or foreign environmental laws or regulations relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances (as defined in CERCLA), as each of the foregoing may have been amended from time to time. No hazardous substances (as defined in CERCLA) or solid wastes (as defined in the RCRA) have been handled, stored, treated, recycled or disposed of (as defined in RCRA) on any such real property that could have been released (as defined in CERCLA) or leaked, spilled or otherwise contaminated any such property or any other real property.

     4.14  Certain Contracts.
           -----------------

     (a) The following Schedules to this Agreement list the described material agreements, contracts, leases, instruments, arrangements and commitments (and all amendments, supplements, and modifications thereto) relating to Sellers and included in the Assets or the Assumed Liabilities or by which any of the Assets is in any way bound or obligated:

          (i) all reseller, distribution and marketing agreements, contracts, or arrangements of or relating to any of the Sellers that are included in the Assets and are to be assumed by Purchaser or its designee (the

     "Distribution and Marketing Agreements") (Schedule 4.14(a)(i));
     --------------------------------------    -------------------

          (ii) all real estate leases relating to property occupied or utilized by any of the Sellers that are included in the Assets and are to be assumed by Purchaser or its designee (the "Real Estate Leases") (Schedule
                                        ------------------    --------
     4.14(a)(ii));
     -----------

          (iii) all vehicle leases relating to vehicles utilized by any of the Sellers that are included in the Assets and are to be assumed by Purchaser or its designee (the "Vehicle Leases") (Schedule 4.14(a)(iii));
                           --------------    ---------------------

          (iv) all equipment leases or conditional sales contracts relating to equipment utilized by any of the Sellers that are included in the Assets and are to be assumed by Purchaser or its designee (the "Equipment Leases")
                                                              ----------------
     (Schedule 4.14(a)(iv));
      --------------------

          (v) all agreements, contracts, leases, instruments, arrangements and commitments relating to the installation of access control systems that are included in the Assets and are to be assumed by Purchaser or its designee, other than those referenced in Section 4.14(a)(vi) and Section 4.14(a)(vii)
                                    -------------------     --------------------
     (the "Project Agreements") (Schedule 4.14(a)(v));
           ------------------    -------------------

          (vi) all agreements, contracts, leases, instruments, arrangements and commitments of the Integrated Systems Group of Cardkey US that are included in the Assets and are to be assumed by Purchaser or its designee (the "ISG
                                                                            ---
     Agreements") (Schedule 4.14(a)(vi));
     ----------    --------------------

          (vii) all agreements, contracts, leases, instruments, arrangements and commitments of the service and maintenance operation of Cardkey US that are included in the Assets and are to be assumed by Purchaser or its designee (the "Service and Maintenance Agreements") (Schedule
                    ----------------------------------    --------
     4.14(a)(vii));
     ------------

          (viii) all supply contracts of any of the Sellers that are included in the Assets and are to be assumed by Purchaser or its designee (the

     "Supply Agreements") (Schedule 4.14(a)(viii));
     ------------------    ----------------------

          (ix) all agreements, contracts, leases, instruments, arrangements and commitments of any of the Sellers whereby any of them have outsourced to a third party the manufacturing of any products being distributed or marketed by any of the Sellers (the "Outsourcing Agreements") (Schedule
                                 ----------------------    --------
     4.14(a)(ix)); and
     -----------

          (x) all other material agreements, contracts, leases, instruments, arrangements and commitments relating to or affecting the Assets or any interest therein that are not otherwise disclosed in the above-referenced Schedules or in Schedule 4.16 below and that are included in the Assets or
                     -------------
     the Assumed Liabilities and are to be assumed by Purchaser or its designee (the "Other Agreements") (Schedule 4.14(a)(x)).
           ----------------    -------------------

     (b) All agreements, contracts, leases, instruments, arrangements and commitments that are reasonably necessary to enable Purchaser (or its designee) to carry on the business of Sellers being purchased by Purchaser are listed in

Schedules 4.14(a)(i) - 4.14(a)(x). All of such agreements, contracts, leases,
---------------------------------
instruments, arrangements and commitments referred to in this Section 4.14 (or
                                                              ------------
the related Schedules) are valid, binding and in full force and effect and enforceable in accordance with their respective terms and conditions. Sellers have performed all obligations to be performed by them under all such agreements, contracts, leases, instruments, arrangements and commitments and there is not under any such agreement, contract, lease, instrument, arrangement or commitment, any existing default or event of default or event that, with notice or lapse of time or both, would constitute a default. There has been no termination or threatened termination or notice of default under any such agreement, contract, lease, instrument, arrangement or commitment.

     (c) Except as set forth in Schedule 4.14(a)(i) - 4.14(a)(x), no consent,
                                --------------------------------
approval, order or authorization of, filing with, or notice to, any person or entity will be required to (i) prevent the termination of any material right, privilege, license, or agreement listed in Schedule 4.14(a)(i) - 4.14(a)(x) or
                                           --------------------------------
to avoid the loss to Purchaser of the full enjoyment of the benefits under the items listed in such schedules or (ii) prevent the creation of any Encumbrance on any of the items listed in such schedules, upon the consummation of the transactions contemplated by this Agreement.

     4.15      Warranty Reserves; ISG Agreements.
               ---------------------------------

     (a) The Sellers have delivered to Purchaser a copy of each standard form of written warranty currently provided by the Sellers to their respective customers relating to the sale of hardware, software, and services, as
applicable.   The Audited Closing Balance Sheet shall, to the extent required by GAAP, fully reflect all reserves for all warranty claims for hardware, software, or services sold or performed, as applicable, prior to the Closing under agreements, contracts, leases, instruments, arrangements and commitments that are included in the Assumed Liabilities.

     (b) Each of the ISG Agreements listed in Schedule 4.14(a)(vi) was entered
                                              --------------------
into with the contemplation that Sellers would realize a profit upon completion of the agreement in question. At the time of Closing, Sellers' shall not have realized a loss with respect to any such ISG Agreements. At the time of Closing, there shall be a reasonable prospect that all such ISG Agreements can be completed without a loss being realized with respect thereto, except to the extent a reserve for loss(es) with respect to the ISG Agreements has been specifically identified in the Unaudited Closing Balance Sheets or the Audited Closing Balance Sheet.

     4.16 Employees.  Schedule 4.16 hereto contains a true, correct, and
          ---------   -------------
complete listing of all of the current employees of Sellers, their current respective positions or job classifications, and their current respective wage scales or salaries, and accrued vacation pay, sick pay, and other relevant expense accruals, as the case may be.

     4.17 Employee Benefit Plans and Employee Matters.
          -------------------------------------------

     (a) Except as provided in Schedule 4.17 hereto, Sellers do not currently
                               -------------
sponsor, maintain or contribute for the benefit of Sellers' employees to any employee benefit plan within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other profit-sharing, pension, stock option, severance, retirement, bonus, deferred compensation, group life and health insurance, or other employee benefit plan, trust, agreement, or arrangement ("Plans"). Sellers have made all contributions required by them to have been made with respect to the Plans. Purchaser or its designee shall assume the liabilities under such Plans, except as provided in
Section 1.6 and, unless otherwise agreed in writing by Purchaser or its
-----------
designee, except for those plans of Cardkey U.S. listed in Schedule 4.17.
                                                           -------------

     (b) Neither Purchaser nor its designee shall be subject to any liability resulting from (i) the termination by Sellers of any employee of Sellers from any profit-sharing, pension, stock option, severance, retirement, bonus, deferred compensation, group life and health insurance, vacation, sick leave, or other employee benefit plan or policy, or trust, agreement, or arrangement, whether or not legally binding or (ii) the termination (by Sellers) of the employment of any of Sellers' employees except as provided in Section 7.4.
               -----------

     4.18 Labor Matters.  Sellers have no collective bargaining, union or labor
          -------------
agreements, contracts or other arrangements with any group of employees, labor union or employee representative(s). Sellers do not know of any organization effort currently being made or threatened by or on behalf of any labor union with respect to employees of Sellers. There are no labor controversies or work stoppages or slowdowns pending or, to the best knowledge of Sellers and the Shareholder, threatened against Sellers. Except as provided in Schedule 4.18
                                                                -------------
hereto, there is no written or oral contract for employment with any of Sellers' employees.

     4.19 Intellectual Property Rights.
          ----------------------------

     (a)  Schedule 4.19 describes all patents, patent applications, trademarks
          -------------
(whether or not registered), trademark applications, service marks, trade names, copyrights, copyright applications, trade secrets, processes and any other material proprietary intellectual property, including without limitation proprietary computer software (whether in object or source form), inventions, trade secrets, know-how, and proprietary techniques (collectively, "Intellectual Property Rights"), owned or used by any of the Sellers in the access control business of any of the Sellers as currently conducted, except for such intellectual property rights of Shareholder that are not material (either individually or in the aggregate) to the conduct of the Sellers' access control business. The nature of the Sellers' ownership or rights with respect to such rights is also listed on Schedule 4.19. Except as disclosed on Schedule 4.19,
                         -------------                          -------------
the Sellers have the sole and exclusive right to use such Intellectual Property Rights. Neither the Shareholder nor any Sellers are obligated to pay any royalty or other consideration to any other person or entity to use such Intellectual Property Rights or to make, use, or sell any products that incorporate any such Intellectual Property Rights, except as disclosed on
Schedule 4.19.  All such royalties or other consideration disclosed on Schedule
-------------                                                          --------
4.19 that are required to be paid have been paid.  The Sellers own or have the
----
right to use all the Intellectual Property Rights set forth in Schedule 4.19 in
                                                               -------------
the geographic areas in which they are currently being used by Sellers with respect to products and services with which they are currently being used by Sellers, without infringing on or otherwise acting adversely to the right or claimed right of any person. To the knowledge of any of the Sellers or the Shareholder, no other person or entity is infringing the rights of any of the Sellers in any such Intellectual Property Rights.

     (b) Except as set forth in Schedule 4.19, no consent, approval, order or
                                -------------
authorization of, filing with, or notice to, any person or entity will be required to (i) prevent the termination of any of the Intellectual Property Rights or to avoid the loss to Purchaser of the full enjoyment of the benefits under such Intellectual Property Rights or (ii) prevent the creation of any Encumbrance on any of such Intellectual Property Rights, upon the consummation of the transactions contemplated by this Agreement.

     4.20 Insurance.  The Assets which are of an insurable character are (and
          ---------
for the period prior to the Closing will be) insured against loss or damage to the extent and in the manner customary for companies engaged in similar businesses and operating similar properties. Set forth in Schedule 4.20 is a
                                                           -------------
listing and brief description of all insurance policies (all of which policies are in full force and effect) relating to the Assets. No written notice of any cancellation or threatened cancellation of any such insurance contract has been received by Sellers, and such insurance contracts are in full force and effect in accordance with their terms.

     4.21 Interests in Competitors.  Other than as set forth on Schedule 4.21
          ------------------------                              -------------
hereto, neither Sellers, nor the Shareholder, nor any officer or director of Sellers or the Shareholder own, directly or indirectly, an interest in any corporation, partnership, firm, association, or other entity that is a competitor, customer, supplier or landlord of Sellers or that otherwise has material business dealings with Sellers.

     4.22 Solvency. Each of the Sellers is solvent, is able to pay its debts as
          --------
they become due, has capital sufficient to carry on its business as presently conducted and proposed to be conducted, and owns property that has both a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due. Each of the Sellers will not be rendered insolvent by the transactions contemplated by this Agreement or the Seller Documents or any related transactions, and following the consummation of such transactions, each of the Sellers and Shareholder will be able to pay its debts as they become due, will have capital sufficient to carry on its business as then conducted and proposed to be conducted, and will own property that has a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due.

     4.23 Absence of Certain Business Practices.  To the best knowledge of any
          -------------------------------------
Seller or Shareholder, none of the Sellers or

Shareholder or any of their affiliates, directors, officers, employees or agents has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) that could subject the Purchaser to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

     4.24 Cardkey Australia.
          -----------------

     (a) The authorized capital stock of Cardkey Australia consists of 1,000,000 shares of Common Stock, $1.00 (AUS.)par value per share, of which 100 shares are outstanding. Except for one share of stock held in the name of a local nominee, all of such 100 outstanding shares of capital stock are owned of record and beneficially by Cardkey U.S. All of such 100 shares are free and clear of all Encumbrances. There are (i) no outstanding securities convertible into or exchangeable for or having the right to acquire any equity or debt securities of Cardkey Australia and (ii) no outstanding subscriptions, warrants, options, or other arrangements or commitments obligating Cardkey Australia to issue, dispose of, or redeem any of its equity or debt securities.

     (b) Cardkey Australia has no material assets or liabilities, except as noted in the Schedules relating thereto.

     4.25 No Other Agreements.  Neither Sellers nor the Shareholder have entered
          -------------------
into any agreement, commitment, or understanding with any other person with respect to the sale, transfer, lease or other disposition of all or any portion of the Assets, except for sales, transfers or leases in the ordinary course of Sellers' business and consistent with past practices.

     4.26 Governmental Authorizations.  Each of the Sellers owns or possesses
          ---------------------------
from each appropriate governmental or quasi-governmental agency, authority, commission, board, or other body (collectively, a "Governmental Body") all right, title, and interest in and to all permits, licenses, authorizations, approvals, quality certifications, franchises, or rights (collectively, "Permits") issued by any Governmental Body necessary to conduct its business as conducted on the date hereof. Each of such material Permits is described on
Schedule 4.26 hereto.  No loss or expiration of any such Permit is pending or,
-------------
to the knowledge of any Seller, threatened or reasonably foreseeable, other than expiration in accordance with the terms thereof of Permits that may be renewed in the ordinary course of business without lapsing.

     4.27 Inventory.  (a) The type, quality, and quantity of raw materials, work
          ---------
in progress, and finished goods of Sellers are reasonably appropriate for the type, character, and volume of

Sellers' business, (b) obsolete or discontinued items or items not meeting the specifications of Sellers are not included as assets in the Financial Statements as raw materials, work in progress, or finished goods, and (c) the inventories of finished goods owned by Sellers are merchantable for sale in the ordinary course of business without discount (other than discounts granted in the ordinary course of business consistent with past practice and not resulting from such inventory being unsaleable), subject to reserves reflected on the Latest Balance Sheet established in the ordinary course of business consistent with past practice.

     4.28 No Misrepresentations.  Each of the Sellers and Shareholder has,
          ---------------------
to their best knowledge, disclosed in or pursuant to this Agreement all facts material to their respective access control businesses, the Assets, and Assumed Liabilities. The Sellers and Shareholder have not received any appraisals, reports or other similar data or information relating to the condition of any properties or assets relating to the operations or included in the Assets. The representations, warranties and statements made by Sellers and the Shareholder in or pursuant to this Agreement and the Schedules hereto are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it was made, not misleading.

                                   ARTICLE V
                  Representations and Warranties of Purchaser

     Purchaser represents and warrants to Sellers and the Shareholder as follows:

     5.1  Organization.  Purchaser (and, if applicable, Purchaser's designee) is
          ------------
a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas or Delaware, as applicable.

     5.2  Authority.  Purchaser (and, if applicable, Purchaser's designee) has
          ---------
all requisite corporate power and authority to execute and enter into this Agreement and all other agreements and instruments contemplated hereby to be executed and delivered by Purchaser (the "Purchaser Documents") and to perform
                                          -------------------
its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser (and, if applicable, Purchaser's designee) of this Agreement and the Purchaser Documents have been duly authorized by all necessary action, corporate or otherwise, by Purchaser, and this Agreement has been duly executed and delivered and is, and the Purchaser Documents will be, when executed and delivered by Purchaser (and, if applicable, Purchaser's designee), legal, valid, and binding agreements of Purchaser (and, if applicable, Purchaser's designee), enforceable against Purchaser (and, if applicable, Purchaser's designee) in accordance with their respective terms.

     5.3  No Violation.  Neither the execution or delivery of this Agreement nor
          ------------
any of the Purchaser Documents nor the consummation of the transactions contemplated hereby or thereby will conflict with or result in the breach of any term or provision of, or constitute a default under, or give any third party the right to accelerate any obligation under, any charter provision, bylaw, agreement, indenture, deed of trust, instrument, order, law, or regulation to which Purchaser (and, if applicable, Purchaser's designee) is a party or by which Purchaser (and, if applicable, Purchaser's designee) or any of their respective assets or properties is in any way bound or obligated.

     5.4  Governmental Consents.  No consent, approval, order, or authorization
          ---------------------
of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of Purchaser (and, if applicable, Purchaser's designee) in connection with the transactions contemplated by this Agreement, except for applicable filings under the HSR Act and applicable filings to the Federal Cartel Office in Germany.

     5.5  No Misrepresentations.  The representations, warranties, and
          ---------------------
statements made by Purchaser in or pursuant to this Agreement are true, complete, and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty, or statement, under the circumstances in which it was or will be made, not misleading.

     5.6  Sufficient Funds.   Purchaser has sufficient financial funds to
          ----------------
accomplish the transactions contemplated by this Agreement.

     5.7  Due Diligence. Purchaser has had the opportunity to conduct a due
          -------------
diligence review of the Sellers' access control businesses of a scope that is consistent with a transaction of this nature, including, without limitation, reviewing books and records, talking to key employees, and inspecting properties, and Purchaser has completed such due diligence to its satisfaction and has received adequate information in connection with such due diligence to enable it to evaluate the transactions contemplated by this Agreement.

                                   ARTICLE VI
                       Sellers and Shareholder Covenants

     Sellers and Shareholder, as applicable, covenant and agree as follows (all of which covenants and agreements shall be conditions to Purchaser's obligations hereunder):

     6.1  Conduct of Business.  Prior to the Closing, Sellers shall:  (i)
          -------------------
operate in the ordinary course and in accordance with their current methods of transacting business and shall use their respective best efforts to preserve the goodwill of Sellers and the goodwill of employees, customers, suppliers, distributors, governmental authorities and others having business dealings with Sellers; (ii) maintain all qualifications and registrations that are required for Sellers to carry on their business, as noted in Section 4.26 above; (iii)
                                                     ------------
not materially increase the salary, wages, bonus, commission, or other compensation of any officer, employee, agent, or representative of Sellers or enter into or amend in any material respect any profit-sharing, pension, stock option, severance, retirement, bonus, deferred compensation, group life, and health insurance, or other employee benefit plan, trust agreement, or arrangement affecting any such person, or any compensation, separation, or consultation agreement with any such person; (iv) not make or commit to make any capital expenditures, capital additions or capital improvements; (v) maintain books of account and records in the usual, regular and ordinary manner and consistent with past practices; (vi) maintain all insurance policies and required surety bonds, letters of credit, guaranties and similar instruments and commitments now in place for the benefit of Sellers; (vii) and not enter into any agreements relating to the lease or purchase of any real estate that is intended to be included in the Assumed Liabilities; and (viii) not enter into any agreements (including ISG Agreements) that are intended to be included in the Assumed Liabilities and that, in the aggregate, result in a bonding obligation of more than $100,000.

     6.2  No-Shop Provisions.  Until August 15, 1995, Sellers and the
          ------------------
Shareholder agree that they shall not directly or indirectly enter into an agreement or initiate contact with or participate in any discussions with any other party (including the management of Sellers) with respect to the direct or indirect sale of Sellers, Sellers' business or any of their material assets; will not pursue a public or private offering of Sellers' securities; and will not furnish to any person or entity any non-public information concerning Sellers for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of the business or assets of Sellers. Shareholder and Sellers shall notify Purchaser immediately if Shareholder or Sellers become aware of any efforts to acquire Sellers or their businesses or assets.

     6.3  Fulfillment of Conditions.  Prior to the Closing, Sellers shall not
          -------------------------
take any action that would cause the conditions to the obligations of the parties to effect the transactions contemplated hereby not to be fulfilled including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by Sellers and the Shareholder herein not to be true, correct and accurate as of the Closing.

     6.4  Certain Acts.  Prior to the Closing, Sellers shall take all reasonable
          ------------
steps (including, without limitation, the payment of any fees and expenses related thereto) that are within their power to cause to be fulfilled the conditions precedent to Purchaser's obligations to consummate the transactions contemplated hereby that are dependent upon the actions of Sellers.

     6.5  Access and Information.  Prior to the Closng, Sellers shall permit the
          ----------------------
authorized representatives of Purchaser to have reasonable access to Sellers' directors, officers, employees, agents, assets and properties, and all relevant books, records and documents of or relating to the Assets during normal business hours and shall furnish to Purchaser such information, financial records, and other documents with respect to Sellers' operations and business as Purchaser shall reasonably request. Prior to the Closing, Sellers shall permit Purchaser reasonable access to Sellers' accountants, auditors, customers and suppliers for consultation or verification of any information obtained by Purchaser and shall use their best efforts to cause such persons or entities to cooperate with Purchaser in such consultation and in verifying such information.

     6.6  Environmental Testing.
          ---------------------

     (a) Purchaser may engage one or more qualified firms to perform environmental tests at the real properties constituting a portion of the Assets (the "Environmental Tests"), which tests shall be performed as soon as
      -------------------
practicable. Promptly upon completion of the Environmental Tests, Purchaser shall deliver to Sellers copies of any written reports delivered to Purchaser in connection with the performance of such Environmental Tests. The cost of the Environmental Tests shall be borne solely by Purchaser.

     (b) If the Environmental Tests disclose any conditions that are reportable or would require remedial action under applicable legal requirements, Sellers shall be liable therefor and shall be responsible for the timely notification of appropriate governmental authorities. As soon as practicable after the discovery of such conditions, Sellers shall, at their cost and expense, initiate and thereafter complete any remedial measures necessary to comply fully with the legal requirements applicable to such conditions; provided that, Sellers shall
                                                  -------- ----
not not be obligated to complete any remedial
measures if the cost of such remedial measures (that are not waived by Purchaser) exceeds $300,000. In the event such remedial measures cannot be completed prior to the Closing, Purchaser may elect either to terminate this Agreement or to proceed with the Closing. If Purchaser elects to proceed with the Closing, Purchaser shall grant to Sellers reasonable access to such properties after the Closing for the purpose of Sellers' complying with its obligations under this Section 6.6, and Sellers shall remain responsible for the
                       -----------
cost and expense of such remedial measures (subject to the limit provided above). Moreover, if Purchaser elects to proceed with the Closing, Purchaser shall not be entitled to assert a claim for indemnification against Sellers or Shareholder pursuant to Section 9.1(f) with respect to the environmental issue
                        --------------
in question.

     6.7  Repair and Casualty.  Prior to the Closing:
          -------------------

     (a) Sellers shall make all normal and customary repairs to the Assets.

     (b) If Sellers shall become aware of any loss, theft, casualty, or condemnation affecting any of the Assets, Sellers shall promptly advise Purchaser of such loss, theft, casualty or condemnation, as the case may be.

     (c) If any material portion of the Assets are lost or stolen or suffer any damage or destruction, Sellers shall commence and thereafter diligently pursue the repair, replacement, or reconstruction of such Assets; provided that,
                                                           -------- ----
Sellers shall not be obligated to do so if the cost of any such repair, replacement, or reconstruction (that is not waived by Purchaser) would exceed the proceeds of any insurance (excluding any deductible amount) payable to Sellers or Shareholder as a result of such loss by more than $300,000. If the repair, replacement or reconstruction or any material portion of the Assets is not completed prior to the Closing, Purchaser may elect either to terminate this Agreement or to proceed with the Closing.

     (d) If Purchaser elects to proceed with the Closing, Sellers shall, at the Closing, assign and transfer to Purchaser, without any additional consideration therefor: (A) all insurance proceeds to which Sellers are entitled in respect of such loss, theft, damage, or destruction and that Sellers have the right to retain pursuant to any applicable contract, agreement, policy, or instrument relating to such lost, stolen, damaged, or destroyed Assets; (B) all condemnation proceeds to which Sellers are entitled with respect to such condemnation and that Sellers have the right to retain; and (C) to the extent permissible by applicable legal requirements, all rights of Sellers with respect to any causes of action, whether or not litigation has commenced as of the Closing, in connection with such loss, theft, damage, destruction, or condemnation, and, notwithstanding anything to the contrary in this Agreement, either (1) the purchase price set forth in Section 2.1 above shall be reduced by the amount,
                            -----------
after subtracting all insurance and condemnation proceeds received by Purchaser pursuant to clauses (A) and (B) above, necessary to pay for the repair,
            -----------     ---
replacement, or restoration of any such Assets (which Assets shall be valued at full replacement cost) or (2) Sellers shall pay such amount to Purchaser at the Closing in immediately available funds in U.S. dollars.

     (e) Sellers shall not compromise, adjust, or otherwise settle any property damage claim made that relates to any of the Assets and that exceeds $100,000 without Purchaser's prior approval, unless Sellers are required to do so pursuant to any applicable legal requirement.

     (f) Sellers shall consult with Purchaser regarding any condemnation or eminent domain proceedings affecting any of the Assets and shall not settle, compromise, or otherwise terminate same without Purchaser's prior approval, unless Sellers are required to do so pursuant to any applicable legal requirement.

     6.8  Employees.     Purchaser or its designee shall have the right (and the
          ---------
obligation) to offer to employ any and all employees of the Sellers, except that neither Purchaser nor its designee shall be obligated to offer to employ any such employees listed in Schedule 7.4. Purchaser and Sellers shall as
                         ------------
stipulated in Section 7.4 provide all severance or other benefits required to be
              -----------
paid or provided pursuant to any applicable laws, regulations, or agreements (including U.S. COBRA health/dental benefits) to those employees of Sellers listed in Schedule 7.4.
          ------------

     6.9  Supplemental Disclosure.  Each of the Sellers and Shareholder shall
          -----------------------
have a continuing obligation promptly to supplement or amend each of the Schedules hereto with respect to any matter that arises or is discovered after the date hereof that, if existing or known at the date of the execution and delivery of this Agreement, would have been required to be set forth or listed in the Schedules hereto; provided, however, that for purposes of satisfying the condition to closing set forth in Section 8.1(a), reference shall be made to the
                                  --------------
Schedules as of the date of the execution of this Agreement (and not as supplemented by Sellers and Shareholder subsequent thereto), unless otherwise agreed in writing by the Purchaser.

     6.10 Books and Records.  Each of the Sellers hereby agrees that, for a
          -----------------
period of one year after the Closing, it shall provide or make available to the Purchaser for review and copying such books, records and other information relating to the operations or the Assets prior to the Closing at such times as the other shall reasonably request solely for purposes of complying with any applicable law, rule or regulation.

     6.11 Use of Names.  From and after the Closing, the Sellers  and
          ------------
Shareholder will not use any of the names set forth on Schedule 6.11, or any
                                                       -------------
names bearing any similarity thereto or any derivatives thereof.

     6.12 HSR Act Filing.  Sellers and Shareholder shall cooperate with
          --------------
Purchaser in making all necessary filings under the HSR Act. The HSR filing fees shall be borne equally by Sellers and Shareholder, on the one hand, and Purchaser, on the other hand. Otherwise, each party will bear its own legal and other expenses in connection with the preparation of such filings.

                                  ARTICLE VII
                              Purchaser Covenants

     Purchaser (and Purchaser's designee, if applicable) covenants and agrees as follows (which covenants and agreements shall be conditions to Sellers' and Shareholder's obligations hereunder):

     7.1  Fulfillment of Conditions.  Purchaser (and Purchaser's designee, if
          -------------------------
applicable) shall not take any action that would cause the conditions upon the obligations of the parties to effect the transactions contemplated hereby not to be fulfilled including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by Purchaser (and Purchaser's designee, if applicable) herein not to be true, correct and accurate as of the Closing.

     7.2  Certain Acts.  Purchaser (and Purchaser's designee, if applicable)
          ------------
shall take all reasonable steps (including, without limitation, the payment of any fees and expenses related thereto) that are within its power to cause to be fulfilled the conditions precedent to Sellers' obligations to consummate the transactions contemplated hereby that are dependent upon the actions of Purchaser (and Purchaser's designee, if applicable).

     7.3  Bonds Relating to the Cardkey Business Agreements.  Purchaser (and
          -------------------------------------------------
Purchaser's designee, if applicable) shall take all reasonable steps that are within its power to become liable under, or procure replacement bonds for, the bonds that Shareholder is currently liable for relating to certain of the Assumed Liabilities, including, but not limited to, Purchaser's entering into counter indemnification regarding bonds issued by the American International Group or any of its member companies such as AIG Europe (UK) Limited; provided
                                                                      --------
that, neither Purchaser (nor Purchaser's designee, if applicable) warrants that
----
Shareholder
shall be released from such bonds; and provided further, that Purchaser shall
                                       -------- -------
not be obligated to pay any fees or incur any expenses in order to become liable under, or to procure, such replacement bonds.

     7.4  Employees.  Purchaser, or its designee, undertakes to employ all
          ---------
present employees of Sellers, except those employees of Cardkey US listed on
Schedule 7.4 hereto.  With the exception of those employees of Cardkey US listed
------------
on Schedule 7.4 hereto, Purchaser or its designee will assume all liabilities
   ------------
noted in Exhibit C hereto of Sellers in respect of such present employees of
         ---------
Sellers and those obligations and liabilities listed in Section 4.17.  If
                                                        ------------
Sellers desire to provide more than four weeks severance pay to any employee listed in Schedule 7.4 and if Purchaser has consented in writing to the payment
          ------------
of such excess amounts or if Sellers are obligated by contract to provide more than 4 weeks severance pay to any employee listed in Schedule 7.4, then, in
                                                     ------------
either case, Purchaser shall reimburse Sellers at the Closing for any severance amounts in excess of 4 weeks paid by Sellers. Neither Purchaser, Shareholder, nor Sellers are aware of any obligation under law or contract to pay more than 4 weeks severance pay to any employee listed in Schedule 7.4. No employee of
                                              ------------
Sellers or Shareholder is intended to be a third party beneficiary of this

Section 7.4.
-----------

     7.5  HSR Act Filing.  Purchaser shall cooperate with Sellers and
          --------------
Shareholder in making all necessary filings under the HSR Act. The HSR filing fees shall be borne equally by Sellers and Shareholder, on the one hand, and Purchaser, on the other hand. Otherwise, each party will bear its own legal and other expenses in connection with the preparation of such filings.

                                  ARTICLE VIII
                               Closing Conditions

     8.1  Conditions to Obligations of Purchaser.  The obligations of Purchaser
          --------------------------------------
under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by Purchaser in writing:

          (a) Representations and Warranties True; Conditions Satisfied.  All
              ---------------------------------------------------------
     representations and warranties of Sellers and the Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; Sellers and the Shareholder shall have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing; and Purchaser shall have received a certificate to the foregoing effect from the President or any Vice President of each Seller and the Shareholder.

          (b) Litigation.  Other than as disclosed on Schedule  4.11 at the time
              ----------                              --------------
     of the execution of this Agreement, there shall be no pending or threatened litigation in any court or any proceeding before or by any administrative or governmental authority against the Shareholder, Sellers, or Purchaser to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the consummation of the transactions contemplated hereby that would or might materially and adversely affect the closing of the transaction contemplated hereby or the value of the Assets.

          (c) Closing Deliveries.  Sellers and Shareholder shall have delivered
              ------------------
     all of the items required by Section 3.2 to be delivered by them at the
                                  -----------
     Closing.

          (d) Absence of Changes.  There shall not have been any material
              ------------------
     adverse changes in Sellers' business, prospects or financial condition.

          (e) Compliance.  All applicable regulatory requirements shall have
              ----------
     been complied with.

          (f) Consents. All necessary contractual or governmental consents or
              --------
     clearances shall have been obtained and all necessary contractual or governmental notices shall have been given.

     8.2  Conditions to Obligations of Sellers and Shareholder.  The obligations
          ----------------------------------------------------
of Sellers and the Shareholder under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by Sellers and the Shareholder in writing:

          (a) Representations and Warranties True; Conditions Satisfied.  All
              ---------------------------------------------------------
     representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; Purchaser shall have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed, complied with, or satisfied by it at or prior to the Closing; and Sellers shall have received a certificate to the foregoing effect from an officer of Purchaser.

          (b) Litigation.  Other than as disclosed on Schedule  4.11 at the time
              ----------                              --------------
     of the execution of this Agreement, there shall be no pending or threatened litigation in any court or any proceeding before or by any administrative or governmental authority against the Shareholder, Sellers, or Purchaser to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the consummation of the transactions contemplated hereby that would or might materially and adversely affect the closing of the transaction contemplated hereby.

          (c) Closing Deliveries.  Purchaser shall have delivered all of the
              ------------------
     items required by Section 3.4 to be delivered by it at the Closing.
                       -----------

          (d) Compliance.  All applicable regulatory requirements shall have
              ----------
     been complied with.

          (e) Consents. All necessary governmental consents or clearances shall
              --------
     have been obtained and all necessary governmental notices shall have been given.

                                   ARTICLE IX
                                Indemnification

     9.1  Purchaser's Right to Indemnification.  Sellers and the Shareholder
          ------------------------------------
shall jointly and severally indemnify and hold Purchaser, Purchaser's designee(s), and their respective directors, officers, employees, and agents (collectively, the "Purchaser Indemnified Parties" and individually, a "Purchaser Indemnified Party") harmless from any and all liabilities, obligations, claims, contingencies, damages, costs, and expenses (including all court costs and reasonable attorneys' fees) ("Claims") that any Purchaser Indemnified Party may suffer or incur as a result of or relating to:

          (a) Subject to the limitations of Section 9.5(a) and Section 9.5(b),
                                            --------------     --------------
     the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by Sellers and/or the Shareholder herein or pursuant hereto, it being understood and agreed, however, that the covenants of Sellers and Shareholder in Section
                                                                       -------
     1.4, Section 1.6, Section 2.3(b), Section 2.4(c), Section 3.3, Section 7.4,
     ---  -----------  --------------  --------------  -----------  -----------
     and Article 11 are not subject to the limitations of Section 9.5(b);
         ----------                                       --------------

          (b) Subject to the limitations of Section 9.5(c), any lawsuit, claim,
                                            --------------
     proceeding, or liability of any nature arising out of warranty or similar claims pertaining to hardware, software, or services sold or performed prior to the

     Closing under agreements, contracts, leases, instruments, arrangements and commitments that are included in the Assumed Liabilities, but only to the extent that the amount of the Claim(s) exceeds the amount reserved therefor on the Audited Closing Balance Sheet;

          (c) Subject to the limitations of Section 9.5(a) and Section 9.5(b),
                                            --------------     --------------
     any lawsuit, claim, proceeding, or liability of any nature (other than those within the scope of (b) above and (d), (e), (f), (g), and (h) below) arising out of any act or transaction occurring prior to or as a result of the Closing, or arising out of facts or circumstances that existed at or prior to the Closing, including without limitation any liability or obligation arising from noncompliance with any bulk sales or similar law, or any liability or obligation of any nature of the Sellers (other than Cardkey Australia) or Shareholder that is not included in the Assumed Liabilities;

          (d) Subject to the provisions of Section 4.17 and Section 7.4, any
                                           ------------     -----------
     liabilities, obligations, claims or contingencies of any nature due or payable at any time whatsoever (other than those within the scope of (g) below), to any director, officer, employee, agent, or representative of Sellers or Shareholder (including any of such persons terminated by Sellers or Shareholder before the Closing or after the Closing by Shareholder or Sellers (other than Cardkey Australia) and any such persons hired by Purchaser as of the Closing) in connection with their services to, or employment by, Sellers or Shareholder prior to the Closing or Sellers (other than Cardkey Australia) or Shareholder after the Closing, including without limitation any claims for violation of any foreign, federal, state, or local laws prohibiting employment discrimination, including without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, applicable human or civil rights laws, claims for wrongful discharge or breach of contract, and claims for sexual harassment, emotional distress, defamation, or personal injury,

          (e) any tax arising out of or resulting from the ownership of the Assets prior to the Closing, the operations of Sellers or Shareholder prior to the Closing or Sellers (other than Cardkey Australia) or Shareholder after the Closing, any transaction or activity of Sellers or Shareholder prior to the Closing or Sellers (other than Cardkey Australia) or Shareholder after the Closing, or any income derived by Sellers or Shareholder relating to the period prior to the Closing or Sellers (other than Cardkey Australia) or Shareholder after the Closing (whether such income arises from the operations of Sellers or Shareholder or from income tax gain realized as a result of the transactions contemplated by this Agreement);

          (f) Subject to the limitations of Section 9.5(a) and Section 9.5(b),
                                            --------------     --------------
     any lawsuit, claim, proceeding, or liability of any nature arising out of any violation of any foreign, federal, state, or local environmental laws or regulations, including without limitation, those relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances.

          (g) Subject to the limitations of Section 9.5(a) and Section 9.5(b)
                                            --------------     --------------
     and subject to the provisions of Section 4.17, and Section 7.4, any wages,
                                      ------------      -----------
     salaries or other such compensation to any director, officer, employee, agent, or representative of Sellers or Shareholder (including any of such persons terminated by Sellers or Shareholder at or prior to the Closing or Sellers (other than Cardkey Australia) or Shareholder after the Closing and any such persons hired by Purchaser as of the Closing) in connection with their services to, or employment by, Sellers or Shareholder prior to the Closing or Sellers (other than Cardkey Australia) or Shareholder after the Closing, including without limitation, any liabilities, obligations, claims or contingencies under any profit-sharing, pension, stock option, severance, retirement, bonus, deferred compensation, group life and health insurance, vacation, sick leave, or other employee benefit plan or policy, or under any trust, agreement, or arrangement of any nature;

          (h) any lawsuit, claim, proceeding, or liability of any nature arising out of any breach or default by Sellers or Shareholder under any of the agreements, contracts, leases, instruments, arrangements, and commitments being assumed by Purchaser's designee as described in item 2 of Exhibit C
                                                                     ---------
     hereto.

     9.2  Sellers' or Shareholder's Right to Indemnification.  Purchaser (and
          --------------------------------------------------
Purchaser's designee, if applicable) shall indemnify and hold Sellers and Shareholder and their respective directors, officers, employees, and agents (collectively, the "Seller Indemnified Parties" and individually, a "Seller Indemnified Party") harmless from any and all Claims that any Seller Indemnified Party may suffer or incur as a result of or relating to:

          (a) the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants, or agreements made by Purchaser (or Purchaser's designee, if applicable) herein or pursuant hereto;

          (b) liabilities, obligations, liens, claims, encumbrances, and contingencies (i) expressly assumed by Purchaser as an Assumed Liability or
     (ii) arising after the Closing in connection with the Assets or Purchaser's business, except in each case of (i) and (ii) to the extent that such liabilities, obligations, liens, claims, encumbrances, or contingencies are attributable to actions taken or omitted to be taken by Sellers and/or the Shareholder prior to the Closing in breach of this Agreement or give rise to a claim for indemification in favor of Purchaser pursuant to Section
                                                                     -------
     9.1;
     ---
          (c) all sales, use, transfer, excise, and other taxes, if any, arising out of the sale of the Assets, but specifically excluding any taxes covered by Section 9.1(e);
        --------------

          (d) liabilities, obligations, liens, claims, encumbrances, and contingencies arising under the bonds specified in Section 7.3 to the
                                                        -----------
     extent a Claim is made against Sellers or Shareholder thereunder that relates to the period prior to the Closing, subject to the allocation of liability principles specified in Section 9.5(c); and liabilities,
                                       --------------
     obligations, liens, claims, encumbrances, and contingencies under the bonds specified in Section 7.3 to the extent a Claim is made against
                        -----------
     Sellers or Shareholder thereunder that arises during, and relates to, the period subsequent to the Closing.

     9.3  Notice.  The party seeking indemnification hereunder ("Indemnitee")
          ------                                                 ----------
shall within 10 business days of receipt of any third-party Claim promptly notify the party from whom indemnification is sought ("Indemnitor") of any such
                                                       ----------
Claim as to which Indemnitee asserts a right to indemnification. Any indemnification obligations of an Indemnitor under this Article IX shall be paid
                                                        ----------
on a current basis. Indemnitee shall bill Indemnitor for any such Claims no more frequently than on a monthly basis, and Indemnitor shall promptly pay Indemnitee upon receipt of any such bill and in no event later than 30 days from receipt of invoice.

     9.4  Defense of Third-Party Claims; Scope of Indemnity. The Indemnitor may
          -------------------------------------------------
elect to assume and control the defense of any Claim, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of expenses related thereto, if (i) the Indemnitor provides reasonable evidence to the Indemnitee of its financial ability to satisfy such indemnification obligation and (ii) the Claim does not seek to impose any liability or obligation on the Indemnitee other than for money damages. If the Indemnitor so elects to assume and control the defense of a Claim, then the Indemnitee may employ separate counsel and participate in the defense thereof, but the Indemnitee shall be responsible for the fees and expenses of such counsel unless the Indemnitor has failed to adequately assume the defense of such Claim or to employ counsel with respect thereto. A claim for indemnity under Section 9.1 or Section 9.2 that arguably falls within the scope of both a
      -----------    -----------
specific subsection thereof and a more general subsection thereof, shall be governed by the specific subsection, rather than the general subsection.

     9.5  Limitations on Indemnification.
          ------------------------------

          (a) Subject to the provisions of Section 9.5(d), the maximum
                                           --------------
     aggregate amount of indemnification that may be required of Sellers and Shareholder under Sections 9.1(a) and 9.1(c) shall be $4.0 million and
                       --------------------------
     Sections 9.1(f) and 9.1(g) shall be $4.5 million, and in no event shall
     --------------------------
     Sellers and Shareholder be required to pay an amount in excess of such amount pursuant to such Sections. The maximum aggregate amount of indemnification that may be required of Sellers and Shareholder under this
     Article IX shall be $4.5 million, and in no event shall Sellers and
     ----------
     Shareholder be required to pay an amount in excess of such amount pursuant to this Article IX.
             ----------

          (b) Subject to the provisions of Section 9.5(d), the Sellers and
                                           --------------
     Shareholder, on the one hand, and Purchaser, on the other hand, shall not be required to indemnify, defend or hold harmless the other party pursuant to Sections 9.1(a) and 9.2(a) unless and until the amount of all Claims
        --------------------------
     exceeds, in the aggregate, $200,000 (and then only to the extent that such Claims exceed $200,000); the Sellers and Shareholder shall not be required to indemnify, defend or hold harmless the Purchaser Indemnified Parties pursuant to Sections 9.1(c) or 9.1(f) unless and until the amount of all
                 -------------------------
     Claims exceeds, in the aggregate, $50,000 (and then only to the extent that such Claims exceed $50,000); and the Sellers and Shareholder shall not be required to indemnify, defend or hold harmless the Purchaser Indemnified Parties pursuant to Section 9.1(g) unless and until the amount of all
                         --------------
     Claims exceeds, in the aggregate, $10,000 (and then only to the extent that such Claims exceed $10,000).

          (c) Sellers, Shareholder, and Purchaser agree that the liability of the Sellers and Shareholder for any Claims arising under Section 9.1(b)
                                                              --------------
     above (the "Project Related Claims")) shall be governed by the following principles:

               (i) Sellers and Shareholder shall not have any liability for the first $300,000 of the Project Related Claims.

               (ii) Sellers and Shareholder shall be responsible for 100% of the Project Related Claims, with respect to the cumulative amount of the Project Related Claims that is more than $300,000 but less than $2,150,000.

               (iii) Sellers and Shareholder shall be responsible for 50% of the Project Related Claims, with respect to the cumulative amount of the Project Related Claims that is more than $2,150,000 but less than that amount equal to 30% of the amounts represented by outstanding bonds (measured at the time of Closing) of either the Shareholder or Sellers relating to Sellers' access control business.

               (iv) Sellers and Shareholder shall have no responsibility for any Project Related Claims, to the extent that the cumulative amount of all of the Project Related Claims exceeds that amount equal to 30% [$5.4 million] of the amounts represented by outstanding bonds (measured at the time of Closing) of either the Shareholder or Sellers relating to Sellers' access control business.

          (d) For purposes of honoring the indemnity obligations of Section 9.1
                                                                    -----------
     and Section 9.2, the Indemnitor agrees to make available for the benefit of
         -----------
     the Indemnitee any insurance proceeds collected or collectible by the Indemnitor with respect to an event that gives rise to a right for indemnification under Section 9.1 or Section 9.2. Each Indemnitor agrees
                           -----------    -----------
     to use its best efforts at its sole expense to collect any such insurance proceeds that are available. In addition, the Indemnitee shall at its option be subrogated to the Indemnitor's rights to seek and receive such insurance payments. Accordingly, the parties intend that any insurance proceeds collected by the Indemnitor shall count as damages paid by the Indemnitor and shall count against the dollar limitations provided for in
     Section 9.5(a) and Section 9.5(b).  Thus, by way of example and not
     --------------     --------------
     limitation, in the case of a claim for indemnity by a Purchaser Indemnified Party pursuant to Section 9.1(d), any insurance proceeds collected by the
                       --------------
     Indemnitor (after using best efforts to collect such insurance proceeds) shall be counted against the "floor" of $50,000 provided for in Section
                                                                     -------
     9.5(b).
     ------

     9.6  Termination of Right to Indemnification.  Notwithstanding Sections 9.1
          ---------------------------------------                   ------------
and 9.2 hereof, the Indemnitor shall not be required
    ---
to indemnify the Indemnitee with respect to any third-party Claims unless the Indemnitee shall have complied with Section 9.3 hereof regarding notice and
                                    -----------
shall not be required to indemnify the Indemnitee with respect to any Claims unless any notice is provided to the Indemnitor on or prior to the following dates: (a) for a claim for indemnification under Section 9.1(a) or 9.2(a), by
                                                 --------------    ------
July 31, 1997 (except for those Section 9.1(a) claims covered by the following
                                --------------
clause (b); (b) for a claim for indemnification under Section 1.4 or Article 11,
                                                      -----------    ----------
by the 37th month annivesary of the Closing Date; and (c) for all other Claims, by the expiration of the applicable statutory period of limitations relating thereto, but if the indemnification Claim under this clause (b) arises from a claim brought by a third party, no later than 30 days following the expiration of the statutory period of limitations applicable to the claim by the third-party.

                                   ARTICLE X
                                  Termination

     10.1 Events of Termination.  Subject to Section 10.2 below, this Agreement
          ---------------------              ------------
and the transactions contemplated hereby may be terminated and abandoned:

          (a) at any time prior to the Closing by mutual written consent of Purchaser, Sellers and the Shareholder;

          (b) by any party if a material condition to its performance hereunder shall not be satisfied or waived at the Closing;

          (c) by Purchaser if a final non-appealable judgment has been entered against it or its affiliates restraining, prohibiting, declaring illegal or awarding substantial damages in connection with the transactions contemplated hereby;

          (d) by Sellers or the Shareholder if a final non-appealable judgment has been entered against any of them or their affiliates restraining, prohibiting, declaring illegal or awarding substantial damages in connection with the transactions contemplated hereby;

          (e) by Purchaser pursuant to Sections 6.6 or 6.7 hereof; or
                                       ------------    ---

          (f) by either Purchaser or Shareholder if the Closing has not occurred by October 31, 1995.

     10.2 Limitation on Right to Terminate.  A party shall not be allowed to
          --------------------------------
exercise any right of termination pursuant to Section 10.1 above if the event
                                              ------------
giving rise to the termination right shall be due to the willful failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party or if such party shall then be in breach of this Agreement.

     10.3 Rights Upon Termination.  If this Agreement is terminated as permitted
          -----------------------
under this Article X, such termination shall be without liability of or to any
           ---------
party to this Agreement or any partner, shareholder, director, officer, employee, agent, servant, consultant, or representative of such party and the parties shall be relieved of any further obligation to the other; provided,
                                                                  --------
however, that no termination of this Agreement, pursuant to this Article X or
-------                                                          ---------
under any other express right of termination provided elsewhere in this Agreement, shall operate to release either party from any liability to the other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement. The provisions of this Section 10.3 shall not be construed as a
                                   ------------
waiver by Purchaser or Sellers of the remedy of specific performance, it being agreed that Purchaser and Sellers shall each have the right to specific performance with respect to this Agreement. If Sellers and Shareholder fail to close the transactions contemplated by this Agreement in breach of this Agreement, then the Good Faith Deposit shall be promptly returned to Purchaser. In all other cases, the Good Faith Deposit shall be released to Sellers and the Shareholder as liquidated damages, in full and final satisfaction of any and all claims Sellers and the Shareholder may have against Purchasers.

                                   ARTICLE XI
                                   Noncompete

     11.1 Noncompetition.  For a period of three years following the Closing,
          --------------
neither Shareholder nor any of the Sellers, nor any of their respective Affiliates shall, directly or indirectly, on its own behalf or on behalf of any competitor of Purchaser or on behalf of any of their respective Affiliates:

          (i)   Subject to the provisions of Section 11.2, engage (whether as
                                             ------------
     owner, partner, stockholder, joint venturer, manager or investor) in the manufacture, distribution or sale of any access control products in Europe, North America, or Australia (the "Territory");

          (ii) influence or attempt to influence any franchisees, customers or potential customers of Purchaser that are located in the Territory to purchase, acquire or contract for any access control products, other than from Purchaser or any of its Affiliates;

          (iii) Subject to the provisions of Section 11.2, affiliate itself
                                             ------------
     with, or own or have a proprietary interest of any kind in, any business or firm that manufactures, distributes or sells access control products in the Territory;

          (iv) alone or acting with others, (x) employ or attempt to employ or solicit for any employment competitive with Purchaser, any of Purchaser's employees who worked for Sellers prior to the Closing, or (y) influence or seek to influence any employee to leave Purchaser's employment.

     As used in this Agreement, the term "Affiliate" means with respect to the Person in question, any person or entity directly or indirectly controlling, controlled by or under common ownership or control with, the person or entity in question, and the term "Person" shall mean an individual or a corporation, partnership, or any other type of entity.

     11.2 Permitted Activities.  The provisions of Section 11.1(i) and 11.1(ii)
          --------------------                     ----------------------------
shall not be deemed to prevent Shareholder and Sellers from carrying on (x) the Shareholder's existing mechanical locking business activities, (y) the existing VingCard business, and (z) the business of Solid (except as such business is conducted in the United States, where competition in violation of Section
                                                                  -------
11.1(i) and 11.1(ii) shall not be permitted).
--------------------

     11.3 Notice; Cure; Damages.  If Purchaser desires to make any claim against
          ---------------------
Shareholder or any of the Sellers or any of its Affiliates for any breach or alleged breach of this Article XI, then Purchaser shall give notice to the Shareholder or the Seller in question, as applicable, which notice shall inform the party to whom it is directed in reasonable detail of the basis of Purchaser's claim that a breach or alleged breach of this Article XI has occurred or may be about to occur. The party that has breached or alleged to have breached this Article XI shall within 15 days of receiving such notice investigate and initiate good faith cure efforts and shall within 45 days of receiving such notice cure any such breach that has occurred (that is capable of being cured).

     For each and every occurrence of an uncured breach of this Article XI, Sellers and Shareholder jointly and severally agree that Purchaser shall be entitled to a payment of $100,000, as a liquidated damage and not as a penalty. The parties agree that if the breach in question involves the inadvertant sale of any access control products (in breach of Section 11.1(i)), then for purposes
                                             ---------------
of the application of the preceding sentence, the parties agree that the Sellers and the Shareholder shall be entitled to cure such breach by paying to the Purchaser the amount of the gross margin realized by the breaching party with respect to such sale. Since this cure provision is intended to be available for inadvertent sales (and not deliberate or repeated breaches), Sellers and the Shareholder shall not be entitled to cure such breaches by paying to the Purchaser the amount of the gross margin if the amount of the gross margin theretofore paid to Purchaser in respect of prior breaches exceeds $100,000.

     The parties also agree that the liquidated damages provided for herein shall be paid as provided for herein, regardless of whether the provision of this Agreement to which the liquidated damage relates has theretofore been, or is thereafter, determined (by a court of competent jurisdiction or other tribunal having jurisdiction in the matter) to be unenforceable.

     11.4 Miscellaneous.
          -------------

     (a) In the event of a violation of this Agreement, Purchaser shall be entitled to injunctive relief against Sellers and the Shareholder in addition to any other legal or equitable remedies that may be available. If any provision of Article XI of this Agreement is deemed invalid in part or in whole, it shall
   ----------
be curtailed, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so curtailed, shall be enforceable. Sellers and the Shareholder acknowledge that Sellers' and the Shareholder's obligations under Article XI hereof were a material inducement
                                    ----------
and condition to Purchaser's entering into the Purchase Agreement and performing the transactions contemplated thereby.

     (b) Sellers and Shareholder acknowledge and agree that any Person to whom Purchaser may sell all or substantially all of the access control business being purchased under this Agreement shall be entitled to the benefit of the covenants of Sellers and Shareholder under Article XI hereof.
                                           ----------

     (c) Each of Sellers and Shareholder agrees that Purchaser (or Purchaser's nominee) shall be its preferred supplier for any electronic access control equipment purchased from outside vendors for so long as the covenant set forth in Section 11.1 shall remain in force and effect.
   ------------

     (d) As used in this Article XI, the term "Europe" shall mean Eastern and
                         ----------
Western Europe, but not Russia and "North America" shall mean Canada, the United States, and Mexico.

                                  ARTICLE XII
                                 Miscellaneous

     12.1 Notices.  All notices that are required or may be given pursuant to
          -------
the terms of this Agreement shall be in writing and delivered personally or by a recognized courier service or by registered or certified mail, postage prepaid, or via fascimile transmittal (receipt confirmed) to the parties at the following addresses (or to the attention of such other person or such other address as any party shall provide to the other parties by notice in accordance with this Section):

          If to Purchaser:
          ---------------

          Amtech Corporation
          17304 Preston Road
          Building E-100
          Dallas, Texas  75252
          Attention:  General Counsel
          Fax No.:  214-733-6693

          If to Sellers:
          -------------

          Arrow Lock Manufacturing Company
          103-00 Foster Avenue
          Brooklyn, New York  11236
          Attention:  Clas Thelin
          Fax No.:  718-257-3299

          Copy to:
          -------

          Claes Albinsson
          Mannheimer Swartling Advokatbyra AB
          P.O. Box 4291
          S-203 14 Malmo
          Sweden
          Fax No.:  46-40-25-08-01

          If to Shareholder:
          -----------------

          Assa Abloy AB
          Klarabergsviadukten 90
          Stockholm, Sweden
          Attention:  Carl-Henric Svanberg
          Fax No.:  46-8-698-8560

          Copy to:
          -------

          Claes Albinsson
          Mannheimer Swartling Advokatbyra AB
          P.O. Box 4291
          S-203 14 Malmo
          Sweden
          Fax No.:  46-40-25-08-01

     Any such notice or other communication shall be deemed to have been given and received on the day it is personally delivered or delivered by a recognized courier service as aforesaid or, if mailed, when received, or if sent via facsimile transmittal, when received.

     12.2 Attorneys' Fees and Costs.  In the event that attorneys' fees or other
          -------------------------
costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     12.3 Survival.  The representations, warranties, covenants, and agreements
          --------
made by the parties pursuant to this Agreement shall survive the Closing regardless of what investigations, if any, either party shall have made prior to the Closing.

     12.4 Further Assurances.  Each party hereto agrees to execute any and all
          ------------------
documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

     12.5 Publicity.  Upon execution of this Agreement, the parties shall issue
          ---------
an agreed-upon joint press release and otherwise cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. Neither Sellers, Shareholder nor Purchaser shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing by the other party, or, after giving reasonable notice to the other parties, as its counsel shall deem necessary pursuant to any judicial or governmental request, requirement, or order.

     12.6 Expenses.  Except as otherwise stated herein, each of the parties
          --------
hereto shall, whether or not the transactions contemplated hereby are consummated, bear its own attorneys', accountants', auditors', or other fees, costs, and expenses incurred in connection with the negotiation, execution, and performance of this Agreement or any of the transactions contemplated hereunder.

     12.7 No Brokers.  Each party to this Agreement represents to the other
          ----------
party that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement and the transactions contemplated hereby, except for the fees payable by Purchaser to Broadview & Associates. Each party to this Agreement agrees that it will indemnify and hold harmless the other part(ies) against any claim for brokerage and finders' fees or agents' commissions in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     12.8 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

     12.9 Assignment.  Neither this Agreement nor any of the rights, interests,
          ----------
or obligations hereunder shall be assigned or delegated by Sellers, Shareholder, or Purchaser, without the prior written consent of the other parties; except that Purchaser shall be allowed to assign its rights under this Agreement to one or more entities controlled by it (but any such assignment shall not relieve it of its obligations under this Agreement). Any assignment or delegation made in violation of this Agreement shall be null and void. This Agreement is not intended to confer upon any person (including employees of Sellers) other than the parties hereto, any rights or remedies hereunder.

    12.10 Entire Agreement.  This Agreement and the related documents contained
          ----------------
as Exhibits and Schedules hereto or expressly contemplated hereby contain the entire understanding of the parties relating to the subject matter contained herein and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof, including without limitation, the Letter of Intent dated April 5, 1995, as extended by letter amendment dated May 10, 1995. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought.

    12.11 Exhibits.  All Exhibits and Schedules to this Agreement are
          --------
incorporated herein by reference and made a part hereof for all purposes.

    12.12 Knowledge.  Whenever a statement regarding the existence or absence of
          ---------
facts in this Agreement is qualified by a phrase such as "to such person's knowledge" or "known to such person" it is intended by the parties that the information to be attributed to such Person is information actually or constructively known to (a) the person in the case of an individual or (b) in the case of a corporation or other entity an officer or members of senior management as a result of his/or her employment by the employer. The person has constructive knowledge of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent person would undertake concerning the particular subject matter.

     12.13     Arbitration.
               -----------

      (a) All claims, disputes, and controversies arising out of or relating to this Agreement or the performance, breach, validity, interpretation, application or enforcement hereof, including any claims for equitable relief or claims based on contract, tort, statute, or any alleged breach, default, or misrepresentation in connection with any of the provisions hereof, will be resolved by binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). A party may initiate arbitration by
                                   ---
sending written notice of its intention to arbitrate to the other party and to the AAA office located in Denver, Colorado (the "Arbitration Notice"). The
                                                 ------------------
Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in Denver, Colorado before an independent and impartial arbitrator who is selected by mutual agreement, or, in the absence of such agreement, before three independent and impartial arbitrators, of whom each party will appoint one, with the third being chosen by the two appointed by the parties. In no event may the demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations.

      (b) The arbitration and any discovery conducted in connection therewith shall be conducted in accordance with the International Arbitration Rules of the AAA in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein (the "AAA Rules"). The arbitrator(s)
                                             ---------
will deliver their decision in writing, together with a summary of the reasons for their decision, including appropriate citations to legal authority. The decision of the arbitrator(s) will be final and binding on all parties and their successors and permitted assignees. The judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.

     (c) The panel of arbitrator(s) shall be selected no later than 45 days after the date of the Arbitration Notice. The arbitration hearing shall commence no later than three (3) months after the panel of arbitrators is selected. The arbitrators shall render their decision no later than 30 days after the close of the hearing, in accordance with the AAA rules.

      (d) The arbitrators' fees and costs will conform to the then current AAA fee schedule and will be borne equally by the parties.

    12.14      Governing Law.  This Agreement shall be governed by, and
               -------------
construed and interpreted in accordance with, the substantive laws of the State of New York without giving effect to any conflict of laws rule or principle that might require the application of the laws of another jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    SELLERS:

                                    CARDKEY SYSTEMS, INC.

                                    By:  /s/ Clas Thelin
                                        -----------------------------------
                                    Its: CEO
                                        -----------------------------------

                                    CARDKEY SYSTEMS, LTD.

                                    By:  /s/ Clas Thelin
                                        -----------------------------------
                                    Its: Director
                                        -----------------------------------

                                    CARDKEY SICHERHEITSSYSTEME, GmbH

                                    By:  /s/ Clas Thelin
                                        -----------------------------------
                                    Its: Authorized Signatory
                                        -----------------------------------

                                    PURCHASER:

                                    AMTECH CORPORATION

                                    By:  /s/ G. Russell Mortenson
                                        -----------------------------------
                                    Its: President & CEO
                                        -----------------------------------

                                    SHAREHOLDER:

                                    ASSA ABLOY AB

                                    By:  /s/ Carl-Henric Svanberg
                                        -----------------------------------
                                    Its: President and CEO
                                        -----------------------------------

                                   Exhibit A

                                    "Assets"



                               See Black Binders

                                   Exhibit B

                         "Excluded Assets/Liabilities"


1. The leasehold and leasehold improvements relating to the real property at 101 W. Cochran Street, Simi Valley, California; provided, however, that Amtech would be willing for Cardkey management to make its best efforts to continue acting on Sellers' and Shareholder's behalf to dispose of this lease subject to the Sublease Agreement; and the leasehold and leasehold improvements relating to the real property at 21 Stadium Way, Reading, England;

2.   Cash on hand and in banks;

3. Assets not related to Sellers' access control business, such as Sellers' ownership of equity securities in Sellers' subsidiaries Arrow Lock Manufacturing Company, ASSA Inc., VingCard Systems Inc. and Abloy Security, Inc.

4. Indebtedness for borrowed money owed by the Sellers to others, including short-term and long-term debt.

5. Obligations under that certain contract between Cardkey US and ATT, relating to the provision of telephone services at the Simi Valley, U.S. location.

See Black Binders.

                                   Exhibit C

                             "Assumed Liabilities"


1. Accounts payable, accrued expenses (including accrued vacation and sick leave expense), and unearned revenue, in each case, as of the Closing, which arose in the ordinary course of business and are reflected on the Audited Closing Balance Sheet in accordance with GAAP, applied in a manner consistent with the principles used in preparing the Unaudited Balance Sheet.

2. Obligations in the ordinary course of business consistent with past practice under the following agreements, contracts, leases, instruments, arrangements, and commitments:

          (i) the Distribution and Marketing Agreements;

         (ii) the Real Estate Leases;

        (iii) the Vehicle Leases;

         (iv) the Equipment Leases;

          (v) the Project Agreements;

         (vi) the ISG Agreements;

        (vii) Service and Maintenance Agreements;

       (viii) the Supply Agreements;

         (ix) the Outsourcing Agreements; and

          (x) the Other Agreements.

Purchaser's designee shall also assume any obligations arising under the foregoing agreements, contracts, leases, instruments, arrangements, and commitments that result from Purchaser (or its designee) ceasing to conduct any business operations conducted by Sellers as of the Closing.

3. Liability for any breach or default by Sellers or Shareholder under any of agreements, contracts, leases, instruments, arrangements, and commitments listed in 2 above that arose, occurred or existed prior to or as a result of the Closing, subject to the Purchaser's rights to indemnification therefore as provided in Section 9.1(h).
            --------------

4. The undertakings and obligation of Purchaser or its designee to employ the Sellers' employees as described in Section 7.4 and the obligations described in
                                   -----------
Section 4.17.
------------

5. Warranty claims for work performed by Sellers prior to Closing under the items described in Schedules 4.14(a)(v) and 4.14(a)(vi) that are being assumed
                   ------------------------------------
by Purchaser at Closing, subject to the Purchaser's rights to indemnification therefore as provided in Section 9.1(b).
                         --------------

6. All other obligations and liabilities arising in the ordinary course of business relating to Sellers' access control business, subject to the Purchaser's rights to indemnification therefore as provided in Section 9.1.
                                                               -----------

See Black Binders.

                                   Exhibit D



                               See Black Binders

                                   Exhibit E

                                PROMISSORY NOTE
                                ---------------


$ 6,000,000                                                    June __, 1995


          FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of Cardkey Systems, Inc. a Delaware corporation ("Cardkey US"), Cardkey Systems, Ltd., a United Kingdom corporation ("Cardkey UK"), and Cardkey Sicherheitssysteme GmbH, a German corporation and wholly-owned subsidiary of Cardkey UK ("Cardkey Germany") or their transferee(s) (collectively, the "Payees"), at _____________________, or at such other place as the Payees may
 ------
specify in writing, in lawful money of the United States of America, the principal sum of six million dollars and no cents ($6,000,000.00), subject to adjustment as provided below.

          This note is being issued in connection with that certain Purchase Agreement, dated __________, 1995, among Amtech Corporation, a Texas corporation ("Amtech"), Payees, and Assa Abloy AB, a Swedish corporation.

          This note will be non-interest bearing; provided, that, this note will
                                                  --------  ----
bear interest from and after the occurrence of an Event of Default at the rate of interest equal to the rate of interest being paid with respect to six month U.S. Treasury bills, as reported in the Wall Street Journal on the date of such
                                        -------------------
Event of Default (the "default interest rate"). The default interest rate shall be adjusted semi-annually.

          The principal of this note shall be due and payable in two installments of $3 million each on March 31, 1997 and March 31, 1998; provided,
                                                                      --------
that, Maker may at its option, in lieu of the aforesaid 1998 payment, make a
----
payment of $2 million on March 31, 1996.

          Payments under this note are secured by that certain Escrow Agreement, dated of even date herewith, among Maker, Shareholder, and ___________________, as escrow agent and are guaranteed by that certain Guaranty executed by Amtech ("Guarantor"), dated of even date herewith.

          Maker may prepay the principal of this note in whole or in part at any time and from time to time without premium or penalty.

          The Payees shall have the right without notice to Maker to declare all unpaid principal of this note due and payable in full prior to the stated maturity thereof if any one or more of the following events of default ("Events of Default") shall have occurred (a) Maker or Guarantor shall file, or there shall be filed against Maker or Guarantor any petition for relief under any bankruptcy or other debtor relief laws, (b) Maker or Guarantor shall admit in writing its inability to pay its debts generally as they become due, or (c) Maker shall fail to pay any unpaid principal of this note at the time payment is due as provided for herein.

          Upon the occurrence of any one or more of the Events of Default, in addition to the right of the Payee specified in the preceding paragraph, the Payee may exercise any all legal and equitable rights and remedies afforded under applicable law (including without limitation the right to foreclose against the collateral securing this note).

          If this note shall be placed in the hands of an attorney for collection, Maker shall reimburse the Payee for all costs of collection, including court costs and reasonable attorney's fees.

          Maker and each guarantor, surety, endorser, and other party who may now or in the future be liable for payment of this note hereby waive presentment, demand for payment, protest, notice of protest and non-payment, notice of intent to accelerate payment, notice of default or nonpayment, and all other notices and demands of every character whatsoever, and agree that their liability on this note shall not be affected by, and hereby consent to, any renewal or extension in the time of payment hereof, any indulgences, or any release or change in any security for the payment of this note.

          This note shall be governed by and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, Maker has executed this note as of the date first set forth above.



                                                ______________  CORPORATION


                                                By: ____________________________

                                   Exhibit F

                                    GUARANTY
                                    --------

          For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce Cardkey Systems, Inc. a Delaware corporation ("Cardkey US"), Cardkey Systems, Ltd., a United Kingdom corporation ("Cardkey UK"), Assa Abloy AB, a Swedish corporation, and Cardkey Sicherheitssysteme GmbH, a German corporation and wholly-owned subsidiary of Cardkey UK ("Cardkey Germany") (collectively, "Creditors"), to accept a Promissory Note in the
                          ---------
original principal amount of $6,000,000 (herein, together with any renewal, extension, refunding, or refinancing thereof, called the "Note) issued by ____________________________,a Delaware corporation (the "Company"), payable to the Creditors, pursuant to a Purchase Agreement, dated as of June ____, 1995 (herein, as modified or amended from time to time, called the "Purchase Agreement") among the Creditors, the undersigned, Amtech Corporation, a Texas corporation (the "Guarantor"), and Assa Abloy AB, a Swedish corporation, the Guarantor hereby unconditionally guarantees to the Creditors and their successors and assigns that the principal of the Note (hereinafter called the "Guaranteed Debt") will, be promptly paid in full when due in accordance with its terms, by acceleration or otherwise, or if renewed or extended, in accordance with the terms of such renewal or extension.

          The obligations of the Guarantor hereunder shall be unconditional irrespective of (a) the genuineness, validity, regularity, or enforceability of any of the Guaranteed Debt, (b) any modification, amendment or variation in or addition to the terms of any of the Guaranteed Debt or any covenants in respect thereof or any security therefor, (c) any extension of time for performance or waiver of performance of any covenant of the Guarantor or any failure or omission to enforce any right, (d) any taking, exchange, surrender, release, or other dealing with any collateral therefor, or (e) any other circumstance which may or might in any manner constitute a legal or equitable discharge of a surety or guarantor, it being the intent hereof that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

          The Guarantor hereby waives diligence, presentment, demand, protest, and all notices whatsoever (including notice of acceptance of this guaranty and of the incurrence of any Guaranteed Debt).

          The Guarantor hereby waives any and all rights of subrogation with respect to this Guaranty until such time as the Guaranteed Debt has been paid in full.

          This Guaranty and all rights and obligations arising hereunder shall be governed by the law of ________ and may not be modified except in writing.

          IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of June ____, 1995.

                                        AMTECH CORPORATION


                                        By: ___________________________________

                                   Exhibit G

                            FORM OF ESCROW AGREEMENT
                            ------------------------

          ESCROW AGREEMENT dated as of __________, 1995, by and among Amtech Corporation, a Texas corporation, ("Purchaser"), and Assa Abloy AB, a Swedish Corporation ("Shareholder") (as agent for Cardkey Systems, Inc. a Delaware corporation, Cardkey Systems, Ltd., a United Kingdom corporation, and Cardkey Systems GmbH, a German corporation) (Shareholder and such other entities are collectively referred to as "Sellers"), and ____________ ("Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Sellers and Purchaser entered into that certain Purchase Agreement, dated as of June 20, 1995 (the "Purchase Agreement");

          WHEREAS, as contemplated by the Purchase Agreement, upon the closing of the transactions contemplated by the Purchase Agreement, Purchaser will deposit the sum of U.S. $3.0 million in cash or marketable securities that are issued or guaranteed by the U.S. government (the "Escrowed Funds") in escrow for the purpose of providing Sellers security for the payments under that certain Promissory Note, dated of even date hereof (the "Promissory Note") being issued by a subsidiary of Purchaser to the Sellers in connection with the Purchase Agreement;

          WHEREAS, the parties hereto desire that Escrow Agent be appointed as escrow agent to act in accordance with the terms and conditions hereof;

          NOW, THEREFORE, Sellers and Purchaser agree with Escrow Agent as follows:

                                   ARTICLE I
                                  APPOINTMENT

          1.1 Sellers and Buyer hereby appoint Escrow Agent to act as escrow agent in accordance with the terms hereof, and Escrow Agent hereby accepts such appointment.

          1.2 As contemplated by the Purchase Agreement, upon the closing of the transactions contemplated by the Purchase Agreement, Purchaser will deposit the Escrowed Funds in the name of Escrow Agent at a bank or similar financial institution agreed on by Sellers and Purchaser (the "Bank"). Escrow Agent hereby agrees to hold and dispose of the Escrowed Funds in accordance with the provisions of this Agreement.

          1.3 Escrow Agent will hold the Escrowed Funds, in the name of Escrow Agent, at the Bank. Neither Purchaser, Sellers, nor Escrow Agent will be responsible for any losses resulting from investments of the Escrowed Funds or failure or insolvency of the Bank. Any interest or other income earned on any investment of the Escrowed Funds shall be handled by Escrow Agent as provided for in Section 2.3.
       -----------

                                   ARTICLE II
                    RELEASE AND INVESTMENT OF ESCROWED FUNDS

          2.1 Escrow Agent will release the Escrowed Funds from escrow and deliver the Escrowed Funds as provided in subsections 2.1(a) or (b) below.

           (a) The provisions of this subsection 2.1(a) shall apply from the date hereof with respect to payments required to be made under the Promissory
Note on March 31, 1997.   Upon receipt of an Escrow Release Notice in the form
of Attachment A hereto that has purportedly been executed by an authorized
---------------
officer of Shareholder, Escrow Agent shall promptly deliver to Purchaser a copy of such notice. If Purchaser does not advise the Escrow Agent within 5 business days of its receipt of the Escrow Release Notice that it contests the release of any of the Escrowed Funds, then Escrow Agent shall release to Shareholder (as agent for the Sellers) from the Escrowed Funds such amount as may be specified in the Escrow Release Notice. If Purchaser advises the Escrow Agent within 5 business days of its receipt of the Escrow Release Notice that it contests the release of any of the Escrowed Funds, then Escrow Agent shall release to Shareholder (as agent for the Sellers) from the Escrowed Funds such amount of the Escrowed Funds that Purchaser does not contest the release of.

           (b) The provisions of this subsection 2.1(b) shall apply with respect to payments required to be made under the Promissory Note after April 1, 1997, until the termination of this Agreement. Upon receipt of an Escrow Release Notice in the form of Attachment A hereto that has purportedly been
                              ------------
executed by an authorized officer of Shareholder, Escrow Agent shall deliver to Purchaser a copy of such notice. On the first business day following delivery of the Escrow Release Notice to Escrow Agent, Escrow Agent unconditionally, irrevocably and irrespective of any objections from Purchaser, undertakes to release to Shareholder (as agent for the Sellers) from the Escrowed Funds such amount as may be specified in the Escrow Release Notice, such amount not to exceed U.S. $3.0 million. The Escrow Agent shall promptly inform Purchaser of the amount of the Escrowed Funds that has been released from the Escrowed Funds.

          2.2 The Escrow Agent agrees to invest and reinvest the Escrowed Funds at the joint written direction of Purchaser and

Shareholder. The Escrow Agent may hold such investments in nominee name. The Escrow Agent shall not be liable to Purchaser, the Shareholder, or the Sellers for any claim related to the investment or management of the Escrowed Funds, provided that the Escrow Agent complies with the joint written directives of Purchaser and Shareholder.

          2.3 All interest or other income earned with respect to the investment of the Escrowed Funds by the Escrow Agent during the period of these escrow arrangements shall accrue and be held by the Escrow Agent for the benefit of the Purchaser as if they were Escrowed Funds. All such interest or other income shall be disbursed pursuant to this Section 2.3. Purchaser shall be
                                           -----------
entitled to have disbursed to it any interest or other income earned with respect to the investment of the Escrowed Funds. The Escrow Agent shall disburse such interest or other income to the Purchaser upon written notice to the Escrow Agent purportedly executed by an officer of Purchaser that requests the disbursement of such funds.

          2.4 If Purchaser and Shareholder cannot resolve any dispute relating to the release from escrow of the Escrowed Funds, then either party may within 10 days following demand by either party for the delivery of the Escrowed Funds in accordance with this Agreement submit the dispute to be settled by binding arbitration, in Denver, Colorado in accordance with the International Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein. Escrow Agent shall deliver the Escrowed Funds as may be determined in such arbitration. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Purchaser and Shareholder each agree to use their respective best efforts to select the arbitrator(s) to hear the dispute and to complete the briefing of, and the discovery relating to, the dispute, all within 45 days following demand by a party for the delivery of the Escrowed Funds.

                                  ARTICLE III
                                 Miscellaneous

          3.1 Purchaser and Shareholder will each be jointly and severally liable to Escrow Agent for the fees of Escrow Agent and the expenses, if any, reasonably incurred by Escrow Agent pursuant to this Agreement. Purchaser and Shareholder hereby agree, as between themselves, that each will pay one-half of such fees and expenses incurred by Escrow Agent pursuant to this Agreement.

          3.2 Escrow Agent is authorized to accept this Agreement and to take any and all actions hereunder as it shall, in its reasonable discretion, determine to be appropriate to effectuate this Agreement; Escrow Agent assumes no responsibility or liability to Purchaser or Shareholder or to any other persons, other than to deal with the Escrowed Funds held and received by it pursuant to the terms of this Agreement; Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or any instructions or directions received by Escrow Agent hereunder; and Purchaser and Shareholder severally agree to indemnify and hold Escrow Agent harmless with respect to anything reasonably done by it in good faith in any and all matters covered by this Agreement in accordance with the instructions or directions set forth herein.

          3.3 Escrow Agent will be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document that Escrow Agent in good faith reasonably believes to be genuine and reasonably believes to be what it purports to be.

          3.4 This Agreement will be binding upon the parties hereto and their respective successors and assigns.

          3.5 This Agreement, and the agreements referred to herein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby.

          3.6 This agreement will be governed by, and construed and enforced in accordance with, the internal laws of the State of _________.

          3.7 This Agreement may be amended only by a written agreement executed by all of the parties hereto.

          3.8 All notices, requests, demands, or other communications with respect to this Agreement will be in writing, and will be personally delivered or mailed, postage prepaid, certified or registered mail, or delivered by a nationally recognized express courier service, charges prepaid, or sent by facsimile transmission (receipt confirmed) to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

                If to Purchaser:         Amtech Corporation
                                         17304 Preston Road, E-100
                                         Dallas, Texas 752522
                                         Attn:  General Counsel
                                         Fax:  (214) 733-6693

                If to Shareholder:       ASSA ABLOY AB
                                         P.O. Box 70340
                                         S-107 23 Stockholm
                                         Sweden
                                         Attn:  President
                                         Fax:  46-8-698-85-85

                Copies to:               Mannheimer Swartling Advokatbyra AB
                                         P.O. Box 4291
                                         S-203 14 Malmo
                                         Sweden
                                         Attn:  Claes Albinsson
                                         Fax:  46-40-25-08-01

                If to Escrow
                Agent:                   ____________________________
                                         ____________________________
                                         ____________________________
                                         ____________________________
                                         ____________________________

Any such notice will, when sent in accordance with the preceding sentence, be deemed to be given and received on the day personally delivered, twenty-four hours after shipment by such courier service, or when received by facsimile transmission (receipt confirmed).

          3.10 Each party executing this Agreement warrants that it has authority to execute this Agreement.

          3.11 This Agreement may be executed in several counterparts, and it will not be necessary for each party to execute each of such counterparts, but when all of the parties have executed and delivered one or more of such counterparts, the several parts, when taken together, will be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms.

          3.12 This Agreement may be terminated upon the written agreement of Shareholder and Purchaser at any time and shall terminate upon the earlier of the payment in full of the Promissory Note or such time as there are no remaining Escrowed Funds.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    _____________________________________



                                    By: _________________________________
                                        ___________________, President


                                    _____________________________________



                                    By: _________________________________
                                        ___________________, President


                                    AMTECH CORPORATION.



                                    By: _________________________________
                                        ____________________ ,

                       ATTACHMENT A TO ESCROW AGREEMENT
                       --------------------------------
                            Form of Release Notice

Escrow Agent
______________
______________
______________


Dear Escrow Agent:

          Reference is made to that certain Escrow Agreement (herein so called), dated as of __________, 1995, by and among Amtech Corporation, a Texas corporation, Assa Abloy AB, a Swedish Corporation, and you, as escrow agent.

          This Release Notice is being delivered in accordance with the provisions of Section _____ [insert either Section 2.1(a) or Section 2.1(b)].
                                           --------------    --------------

          A payment in the amount of $___________ [insert unpaid amount, which may not exceed U.S. $3.0 million ](the "Delinquent Payment") that was required to be paid on ____________ [either March 31, 1997 or March 31, 1998] under the Promissory Note (as such term is defined in the Escrow Agreement) was not paid. On behalf of the Sellers (as such term is defined in that certain Purchase Agreement to which the Escrow Agreement relates), the undersigned hereby requests that the Delinquent Payment be paid to the undersigned in accordance with the following payment instructions: ______________ [insert payment instructions].

                                                     ASSA ABLOY, INC.


                                                     By:
                                                          _____________________

                                                     Its:
                                                          ____________________

NOTE TO ESCROW AGENT: This Release Notice is to be accompanied by a Swedish Certificate of Registration certifying that the person signing this Release Notice is duly authorized to do so.

                                   Exhibit H

                           FORM OF APPOINTMENT LETTER
                           --------------------------

Price Waterhouse is hereby requested to solve the dispute described in Exhibit A
                                                                       ---------
hereto between the parties to the Purchase Agreement dated June __, 1995, all in accordance with Section 2.3 of the Purchase Agreement. A copy of the Purchase
                -----------
Agreement is enclosed hereto. For this purpose Price Waterhouse shall have full access to all working papers, records and books relating to the audit and drawing up of the Unaudited Closing Balance Sheets and the Audited Closing Balance Sheet (as defined in the Purchase Agreement).


Place:

Date:



_____________________________________
Amtech Corporation/ASSA ABLOY AB

                                   Exhibit I

                          ALLOCATION OF PURCHASE PRICE

           Subject to the mutual agreement of Purchaser and Sellers.

                                   Exhibit J

                           FORM OF SUBLEASE AGREEMENT